ALDA Pharmaceuticals Corp. Unit 170 – 4320 Viking Way, Richmond, BC V6V 2L4 Telephone: 604-521-8300; Facsimile: 604-521-8322

Form 51-102F1

Management’s Discussion & Analysis

For the nine month period ended

March 31, 2011 and 2010

May 30, 2011

The statements contained in this report that are not purely historical are forward-looking statements. “Forward looking statements ” include statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward looking statements include: statements regarding future products or products or product development; statements regarding future selling, general and administrative costs and research and development spending; and our product development strategy; statements regarding future capital expenditures and financing requirements; and similar forward looking statements. It is important to note that our actual results could differ materially from those in such forward-looking statements.

ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

1.1

DATE

This Management Discussion and Analysis (“MD&A”) is dated May 30, 2011 and should be read in conjunction with the consolidated financial statements of ALDA Pharmaceuticals Corp. (“ALDA” or the “Company”) for the nine month period ended March 31, 2011 and 2010. All financial information is expressed in Canadian dollars and is prepared in accordance with Canadian generally accepted accounting principles (“GAAP”).

The financial statements have been prepared on a going concern basis, according to Section 1400 of the Canadian Institute of Chartered Accountants (“CICA”), which assumes the realization of assets and settlement of liabilities in the normal course of the business. The Company has yet to achieve a level of revenues adequate to achieve profitability. The application of the going concern assumption is dependent on management’s ability to successfully execute its business plan, to secure sufficient financing, and to develop profitable operations. Management of the Company believes that it will succeed in meeting those objectives, allowing the continued operation of the Company. Additional equity or debt-based financing is required to continue the Company’s operations and pursue therapeutic developments.

1.2

OVERALL PERFORMANCE

On November 13, 2003, ALDA Pharmaceuticals Corp. (“ALDA”), formerly Duft Biotech Capital Ltd., completed the acquisition of the assets of 513947 BC Ltd., formerly ALDA Pharmaceuticals Inc. (“API”), (“the Qualifying Transaction”) and a $1.2 Million financing arranged by Canaccord Capital Corporation (“the Financing”). ALDA trades on the TSX Venture Exchange in Vancouver, Canada under the symbol “APH” and on the OTCQB under the symbol “APCSF”.

ALDA has developed a patented infection control formulation, referred to as T36®, a mixture of ethanol containing the anti-microbial ingredients o-phenylphenol (“OPP”), benzalkonium chloride (“BZK”), chlorhexidine gluconate (“CHG”) and Nonoxynol-9 (”N-9”). All of these component chemicals are bio-degradable.

Manufacturing and sales agreements

Canada

On May 3, 2011, the Company established a joint venture agreement with Seavan Health & Beauty Partnership (“Seavan”). Under the terms of the agreement, Seavan will manufacture ALDA’s products and ALDA’s personnel will undertake the marketing and sales of Seavan's products and services in addition to those of the Company.

China

On May 25, 2007, ALDA entered into an agreement with He-Yi She Ye Limited (“He-Yi”) to manufacture and distribute ALDA’s products in Fujian province in China and other provinces as approved by ALDA. He-Yi has a Certificate of Approval from the Fujian Centre of Disease Control for the use of T36® Disinfectant for disinfection of inanimate objects, such as hospital equipment and instruments and for external use on humans, including use as a first-aid antiseptic and hand sanitizer. He-Yi also has a Certificate of Approval (Health ID. No. 0109, “the Certificate”) from the Chinese National Centre for Health Inspection and Supervision to manufacture T36® Disinfectant for sale in China and for export and has established a manufacturing facility for production of T36® products.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Manufacturing and sales agreements (continued)

China

He-Yi will pay ALDA a royalty, based on the gross revenues received by He-Yi for all of ALDA’s products sold in China according to the agreement that is provided as Exhibit 4g accompanying the 1st amendment to the 2007 Form 20-F that was filed on EDGAR on December 3, 2008.

United States

There are no sales or manufacturing agreements in place in the United States. However, the Company announced on April 7, 2010 that it had received a National Drug Code (“NDC”) Labeler Code which allows the Company to sell OTC monograph products in the US. The “OTC monograph” refers to the “Tentative Final Monograph for OTC Healthcare Antiseptic Drug Products” published in the US Federal Register on June 17, 1994. The Company is seeking prospective distributors for sales support.

Patents

The Company is attempting to patent or secure proprietary protection for the specific combination and manufacturing of the T36® formulation although the ingredients are all common chemical compounds.

The Patent Cooperation Treaty (PCT) is an international patent law treaty established in 1970. It provides a unified procedure for filing patent applications to protect inventions in each of its Contracting States, which includes each jurisdiction specified below. A patent application filed under the PCT is called an “international application” or “PCT application”. A single filing of an international application is made with a Receiving Office (RO) in one language. It then results in a search being performed by an International Searching Authority (ISA), accompanied with a written opinion regarding the patentability of the invention which is the subject of the application. Optionally, this is followed by a preliminary examination, performed by an International Preliminary Examining Authority (IPEA). The PCT does not lead to the grant of an "international patent", which does not exist, but rather, national patent examinations that are handled by each relevant national or regional authority. For example, in Canada, the US, China, Australia and Singapore, there are national patent offices whereas, in Europe, the European Patent Office handles the national phase for its member states.

API filed patent application #PCT/CA2002/001284, “A wide spectrum disinfectant”, on August 20, 2002. All rights to the patent application were transferred from API to the Company on completion of the Qualifying Transaction on November 13, 2003. A summary of subsequent events in each jurisdiction is presented below.

Canada

On February 18, 2005 the Canadian Intellectual Property Office (“CIPO”) received the PCT patent application and assigned it Patent Application Number 2,495,938. On August 17, 2007, the Company filed a Request for Examination with CIPO. On September 24, 2007 the Company filed a Voluntary Amendment to the patent application filed with CIPO. The proposed amendments expanded the claims to include a number of therapeutic applications of the T36® formulation, including its use in cosmetics and in a microbicidal gel to prevent the transmission of sexually transmitted infections (“STI’s”). On October 4, 2007, the Company was notified that CIPO had acknowledged a request by the Company to examine the patent application. Since the process of examination can take two years, for a fee of $500, the Company requested an Expedited Examination on November 7, 2007 to reduce the response time to approximately three months. On April 8, 2008, CIPO provided an Office Action in which a number of questions were posed to the Company. Many of the same questions had already been posed by the Examiner for the EPO and the Company was advised that a response was required by October 8, 2009. On the advice of the Company’s patent lawyers, the Company decided to temporarily abandon the Canadian patent application to defer costs and the abandonment was deemed effective by CIPO on October 8, 2008. However, the patent application was reinstated and a response to the Office Action was submitted to CIPO prior to the revised deadline of October 8, 2009. On November 16, 2009, CIPO issued a Notice of Reinstatement to the Company. On June 29, 2010, CIPO issued a second Office Action which required a response by December 29, 2010. On August 17, 2010, the Company provided its response to the second Office Action. On April 6, 2011, the Company announced in a news release that the Canadian patent had been allowed.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Patents (continued)

European Union

On March 30, 2005 the PCT application was accepted for national examination by the European Patent Office (“EPO”) which assigned it Patent Application Number 02754054.1-2113. The countries covered by the European patent application are Austria, Belgium, Bulgaria, Switzerland, Cyprus, the Czech Republic, Germany, Denmark, Estonia, Spain, Finland, France, Great Britain (the UK), Greece, Ireland, Italy, Liechtenstein, Luxembourg, Monaco, Netherlands, Portugal, Sweden, the Slovak Republic and Turkey. On May 18, 2005, the bibliographic data of the above-noted application was published in the European Patent Bulletin, under Publication No. 1530485. The resulting effect of such publication is that any possible infringer is deemed to have knowledge of the patent application without the Company having to formally inform them of this application’s existence. On October 18, 2006 the EPO provided the Company with an Office Action requesting further information on the patent application. The Company responded to the questions and received a second Office Action, dated September 5, 2007 from the EPO. This second Office Action requested that the Company provide certain additional information and to conduct certain experiments to support the claims that were made in the application. The Company completed both the literature research and the laboratory studies and, on December 19, 2008, submitted the response to the second Office Action to the EPO. A third Office Action, dated August 13, 2009, was provided to the Company by the EPO and a response from the Company was required by December 13, 2009. The Company requested and was granted a two month postponement. A response was submitted by the Company to the EPO prior to the new deadline of February 13, 2010. On October 28, 2010, the EPO provided another Office Action and a response from the Company is required by July 28, 2011.

China

On February 6, 2008, the Company announced that Certificate of Invention Patent Number ZL02829642.7 had been issued by the State Intellectual Property Office of the People’s Republic of China. The patent provides protection for the composition and production methods for ALDA’s T36® formulation until August 20, 2022. On November 25, 2010 the Company was advised that the above patent became vulnerable to an application for a compulsory license on October 17, 2010. Under Chinese patent practice, it is possible for a third party to apply for the grant of a compulsory license should the invention not have been “worked” or otherwise been impeded from being worked, three years from the grant of a Patent. This may take into account circumstances where the conditions attached to the licensing of the invention are unreasonable, or the demand for the invention is not reasonably being met. The government body responsible for considering applications for a compulsory license will consider a multitude of factors before granting such a license and there may be mechanisms available for patentees to respond, or comment, on such applications.

Amendments to the original patent application were also drafted by the Company. As in the case of the amendments prepared for CIPO, the proposed amendments to the original Chinese patent application expanded the original claims to include a number of therapeutic applications of the T36® formulation, including its use in cosmetics and in a microbicidal gel to prevent the transmission of sexually transmitted infections (“STI’s”). On October 10, 2007, the Company was advised that the amended claims had been submitted to the Chinese Patent Office. On January 30, 2008 the Chinese Patent office assigned Chinese Divisional Patent Application No. 200710142798.3 to the new application which was published in the Chinese Patent Gazette, under Publication No. CN101112624A. On April 13, 2010, the Company received an Office Action from the Chinese Patent Office and a response was filed by the Company prior to the deadline of June 11, 2010. A second Office Action was received on September 23, 2010 and a response was filed prior to the deadline of October 16, 2010. A third Office Action was received by the Company on February 1, 2011. A response is required in July, 2011.

United States

US Patent #7,338,927

On February 18, 2005, the US Patent and Trademark Office (“USPTO”) received the PCT patent application and assigned it Patent Application Number 10/525,110. The patent application was published by the USPTO on December 22, 2005, under Publication Number US 2005/0282727. On July 27, 2006, the Company received that first Office Action from the USPTO which required clarification or modification of certain claims made in the patent application. The Company was required to respond to the Office Action by October 27, 2006 and did so on October 26, 2006 with amendments to the claims that required clarification or modification. On February 7, 2007 the USPTO provided the Company with a Notice of Allowance for the US patent with all claims made by the Company accepted by the USPTO. A Notice of Allowance is not a grant of a patent and is subject to withdrawal by the USPTO or on petition by the Company. The Company then filed certain minor, voluntary amendments to the patent application and a second Notice of Allowance, dated June 8, 2007 was provided by the USPTO. On February 15, 2008, the Company was advised that a Notice of Allowance had been received from the USPTO projecting that the US patent would be issued on March 4, 2008. As scheduled, U.S. Patent Number 7,338,927 was issued on that date and provides protection for the composition and production methods for ALDA's T36® formulation until August 20, 2022. The patent can be viewed on the website of the USPTO.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Patents (continued)

United States

U.S. patent #7,560,422

Amendments to the original patent application were drafted by the Company and submitted to the USPTO as a U.S. Continuation Patent Application in December, 2007. The amendments to the US patent expanded the original claims to include a number of therapeutic applications of the T36® formulation, including its use in cosmetics and in a microbicidal gel to prevent the transmission of sexually transmitted infections (“STI’s”).  On July 14, 2009, the USPTO issued U.S. Patent Number 7,560,422. The new patent is a continuation of US Patent Number 7,338,927 that was issued on March 4, 2008 and provides further protection for ALDA's T36® formulation until August 20, 2022. The new patent includes claims to additional aspects of the T36® formulation, including the use of T36® as a component of a personal lubricant, in a method of preventing or reducing the transmission of sexually transmitted diseases including Herpes, Chlamydia and HIV and for use in sanitizers and cleansers in creams, ointments and wipes.

Australia

Australian Patent #2002322916

On February 22, 2008, the Company announced that Australian Patent Number 2002322916 was issued by the Australia Patent Office. The patent provides protection for the composition and production methods for ALDA’s T36® formulation until August 20, 2022.

Australian Patent #2007237333

On March 2, 2010, the Company announced that Australian patent No. 2007237333 was issued by the Australian patent office. This new patent is a divisional patent of Australian patent No. 2002322916 that was issued on Jan. 10, 2008, and provides further protection for ALDA's T36® formulation until Aug. 20, 2022. The divisional patent includes claims to additional aspects of the T36 formulation, including the use of T36 as a component of a personal lubricant, in a method of preventing or reducing the transmission of sexually transmitted diseases, including herpes, chlamydia and the human immunodeficiency virus, and as a sanitizer or cleanser in the form of creams, ointments and wipes. The divisional patent also includes claims to methods of producing the T36.

PCT application for anti-inflammatory, antiseptic therapeutic formulation

On March 20, 2008 the Company filed a comprehensive new patent application, International Application No. PCT/CA2008/000536, “Antiseptic Compositions for the Treatment of Infections”, with CIPO under the Patent Cooperation Treaty (PCT). The new PCT application seeks protection for the composition and preparation of T36® formulations that also contain steroids, anesthetics or analgesics for use on topical infections and, in particular, inflamed infections. Typically, infections with associated inflammation are treated with separate antiseptic and anti-inflammatory preparations. The new T36® formulations combine these properties into a single treatment, making the prescription process easier for the physician and the application easier for the patient.

On January 13, 2009, the Company was notified by its patent lawyers that an International Search Report (ISR) and Written Opinion was issued by the International Searching Authority (ISA) on December 18, 2008. As part of the PCT patent process, the ISA performs a search of prior art to identify any relevant art that may impact the patentability of a PCT application. Generally, “prior art” consists of everything which has been made available to the public anywhere in the world, for example, by means of a written disclosure (including drawings and other illustrations). The prior art is “relevant” if it is capable of being of assistance in determining whether an invention, as claimed, is new and involves an inventive step and was made available to the public before the international filing date. The ISA then issues a preliminary and non-binding Written Opinion. This Written Opinion is an assessment by an Examiner on whether or not a patent application conforms with respect to certain requirements for patentability. As disclosed above, references cited in the Search Report and Written Opinion were submitted to the USPTO on January 5, 2009 in an Information Disclosure Statement (“IDS”) relating to the new US CPA.

The claims made in this particular PCT application were purposefully very broad. Accordingly, the examiner for ISA found a number of patents and other literature that, in the opinion of the examiner, represented prior art. No rebuttal is required until responses are received from national patent offices. Then, as the National Examiners provide their responses to the PCT application, the Company can respond by arguing against the opinions of these Examiners, or amending the claims. The Company will be pursing this patent application in the US, the EU and Canada.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Trademarks (continued)

PCT application for anti-inflammatory, antiseptic therapeutic formulation

USPTO Filing

The application was filed at the USPTO on September 17, 2010 assigned Serial No. 12/933,358 with an official filing date of March 20, 2008. On November 8, 2010 the Company was advised that the USPTO provided a “Notice of Missing Parts” and requested a response by December 20, 2010. On May 20, 2011 the Company filed the required information and amended claims.

EPO Filing

The above-noted application was filed at the EPO on October 20, 2010 and has been assigned Serial No. 08733640.0 with an official filing date of March 20, 2008. On November 5, 2010, the EPO provided notice that any claim amendments and the fees payable for the application were due on the non-extendable deadline of December 5, 2010. The claims and fees were submitted prior to that deadline.

CIPO Filing

Submission to CIPO has been postponed for up to one year.

At the time of writing, the Company has no assurance that any patents that have not yet been granted will be granted at all and, if any patents are granted, the Company cannot estimate when the patents will be granted or what claims will be allowed and protected, if any.

Trademarks

The Company successfully trademarked “T36” in Canada on April 22, 2004 and in the United States on November 2, 2004. The trademark in the United States is a Principal Register mark. The Principal Register of the US Patent and Trademark Office (“USPTO”) conveys the important substantive rights that most people associate with federal registration and, as a result, it is the preferred method of federal trademark protection. Probably the most important benefit of placing a mark on the Principal Register is that anybody who later initiates use of the same or a confusingly similar trademark may be presumed by the courts to be a "willful infringer" and therefore liable for damages.

The Company also successfully trademarked the Company’s logo in Canada on July 16, 2004 and in the United States on January 18, 2005, also as a Principal Register mark. On March 3, 2008, CIPO accepted applications filed by the Company to register “T36 Disinfex” (File No. 1385140) and “T36 Safe-T-Cide” (File No. 1385134) as trademarks in Canada. Both trademarks were advertised in the Trade-marks Journal on November 12, 2008. For a period of two months after a trademark is advertised in this manner, opposition to the proposed trademark can be filed. Although the Company’s management conducts due diligence before attempting to register any trademarks in order to avoid infringement on any existing trademarks or trademarks for which applications have been submitted, there is no guarantee that trademarks will be issued or that trademarks will not infringe on the trademarks of other companies or that other companies will not take action against the Company for trademark infringement. At the time of writing, there is no further information on the registration of the trademark.

Product development – Commercial and retail products

The Company’s primary focus has been on product development. The Company’s first product, an Intermediate Level Disinfectant called “Viralex” and subsequently renamed “T36® Disinfectant”, was launched in September of 2001, prior to the acquisition of API. It is being sold primarily to (i) “First Responder” organizations including ambulance, fire fighters and police forces in Canada, (ii) dental clinics, and (iii) beauty and hair care salons and spas. T36® Disinfectant has been approved by Health Canada for use on any hard, inanimate non-porous surfaces. This includes, but is not limited to, counter tops, cutting boards, sinks, tubs, scissors and other non-critical equipment used in beauty salons, spas,  dental offices, and medical clinics and equipment used by firefighters, police and paramedics. T36® Disinfectant is also approved by the Canadian Food Inspection Agency (“CFIA”) for use in restaurants and other facilities where food is prepared.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Product development – Commercial and retail products (continued)

Efficacy studies - T36® Disinfectant

Efficacy studies refer to proving a drug's effectiveness (in this case as a disinfectant) in producing a desired result (bactericidal, virucidal, fungicidal or tuberculocidal). In studies conducted by independent laboratories in Canada and the United States, T36® Disinfectant has demonstrated efficacy against bacteria, fungi and viruses. The types of surfaces tested were hard non-porous surfaces unless otherwise noted.

1.

An efficacy study, dated February 10, 1997, was conducted by British Columbia Research Inc. (Vancouver, Canada) under the supervision of Dr. Ernie Lee. The organisms tested were four strains of bacteria (Staphylococcus epidermis, Pseudomonas aeruginosa, Serratia marcescens, and Mycobacterium tuberculosis) one strain of yeast (Candida albicans), spores from one strain of fungus (Aspergillus fumigatus) and two strains of viruses (Herpes Simplex Virus-1 and Poliovirus-1) in compliance with test standards accepted by Health Canada’s Therapeutic Product Directorate Twenty five replicates of each organism at low levels, ranging from 38 to 177 cfu’s/ml (colony forming units/ml) were dried on microscope cover slips and exposed to T36® Disinfectant for varying times. The studies demonstrated that no growth occurred for any of the replicates. It was concluded that T36® Disinfectant was 100% effective against all five organisms after 10 minutes or longer contact times. At shorter contact times, the kill rate for all 5 organisms ranged from 95.5% to 97.2% after a 1 minute exposure and 98.7 and 99.0% after a 5 minute exposure.

2.

An efficacy study, dated June 6, 1997, was conducted by Dr. Richard Stokes of the University of British Columbia in conjunction with the British Columbia Children’s Hospital. Twenty replicates of Mycobacterium tuberculosis at approximately 107cfu’s/ml were dried on microscope cover slips and exposed to T36® Disinfectant for varying times. The studies demonstrated that the kill rate was 99.99997% (a reduction of log10 = 6.46) and 99.99998% (a reduction of log10 = 6.59) after a 10 minute exposure. The requirement for a disinfectant to be designated as “Tuberculocidal” by Health Canada is a log10 reduction of 6.0 or greater.

3.

Efficacy studies were conducted by Viromed Biosafety Laboratories of Minneapolis, Minnesota, completed on February 23, 2000. The organisms tested were Staphylococcus aureus, Pseumomonas aeruginosa, Salmonella choleraesuis, Human Immunodeficiency Virus Type I, Herpes simplex Virus Type 1, Trichophyton mentagrophytes and Poliovirus Type 1, in compliance with test standards accepted by the Environmental Protection Agency (“EPA”) of the United States.

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For each of the bacteria, Staphylococcus aureus, Pseumomonas aeruginosa, Salmonella choleraesuis, 180 replicates at 6.1 x106 cfu/ml (log10 = 6.79), 1.9 x 106 cfu/ml (log10 = 6.28) and 1.7 x 104 cfu/ml (log10 = 4.23), respectively, were dried on microscope slides and exposed to T36® Disinfectant for 3 minutes. For both Staphylococcus aureus and Pseumomonas aeruginosa, growth was observed on only 1 replicate out of 180. For Salmonella choleraesuis, none of the 180 replicates showed any growth. These results met the requirement that no more than 1 replicate out of 60 can show growth and T36® Disinfectant was deemed to demonstrate efficacy against all three bacteria.

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For Human Immunodeficiency Virus Type I, six replicates at 1.77 x105 cfu/ml (log10 = 5.25), were dried on the bottom of Petri dishes. After being exposed to T36® Disinfectant for 3 minutes, none of the replicates showed any viral activity and T36® Disinfectant was deemed to demonstrate efficacy against HIV.

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For Herpes simplex Virus Type 1, six replicates at 5.6 x106 cfu/ml (log10 = 6.25), were dried on the bottom of Petri dishes, After being exposed to T36® Disinfectant for 3 minutes, none of the replicates showed any viral activity and T36® Disinfectant was deemed to demonstrate efficacy against the Herpes virus.

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For Poliovirus Type 1, six replicates at 5.6 x105 cfu/ml (log10 = 5.75), were dried on the bottom of Petri dishes. After being exposed to T36® Disinfectant for 3 minutes, none of the replicates showed any viral activity and T36® Disinfectant was deemed to demonstrate efficacy against the Polio virus.

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For the fungus, Trichophyton mentagrophytes, twenty replicates at 4.6 x104 cfu/ml (log10 = 4.66), were dried on microscope slides. After being exposed to T36® Disinfectant for 3 minutes, none of the replicates showed any viral activity and T36® Disinfectant was deemed to demonstrate efficacy against Trichophyton mentagrophytes.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Product development – Commercial and retail products (continued)

The above studies demonstrated that T36® Disinfectant was effective in inactivating polio viruses within 3 minutes and tuberculosis mycobacteria within 5 minutes. Polio and tuberculosis are benchmark micro-organisms because they are among the most difficult to kill with disinfectant products. Efficacy against polio and tuberculosis demonstrates a high level of disinfection capability. In order to make a virucidal claim and a tuberculocidal claim, a disinfectant product must demonstrate its ability to destroy the poliomyelitis type 1 virus, and Mycobacterium bovis or tuberculosis mycobacteria within a specified time. This is mandated in Canada by the Canadian General Standards Board, “Assessment of Efficacy of Antimicrobial Agents for Use on Environmental Surfaces and Medical Devices”, CAN/CGSB -2.161-97, p.4, and the Therapeutic Products Programme Guidelines on Disinfectant Drugs, 1999 Edition, Appendix II on page 23.

In all of the testing described above, controls were used to validate the testing protocols. A positive test result required complete inactivation of the tested viruses and complete efficacy against the fungi and bacteria as required by the U.S. EPA for disinfectant label claims. The results from BCRI demonstrated efficacy in excess of Log10 4.0 (i.e. 10,000 times reduction in micro-organisms) in compliance of the standards required in Canada. The tuberculocidal studies demonstrated results in excess of Log10 6.0 (1,000,000 times reduction in micro-organisms).

Toxicology studies

Toxicology is the study of the adverse effects of chemical, physical or biological agents on living organisms and the ecosystem, including the prevention and amelioration of such adverse effects. The toxicology studies listed below were conducted with T36® Disinfectant in the United States by Product Safety Labs in East Brunswick, New Jersey, USA and completed in November, 1999.

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Acute Oral Toxicity Study in Rats - This test determines the amount of a substance that kills 50% of the test population of experimental animals when administered as a single dose. Five thousand milligrams of T36® Disinfectant per kilogram of bodyweight was administered orally to ten healthy rats. The animals were observed for mortality, signs of gross toxicity, and behavioral changes at least once daily for 14 days. Bodyweights were recorded prior to administration and again on Days 7 and 14. Necropsies were performed on all animals at terminal sacrifice. All animals survived and gained weight during the study. Following administration, most animals exhibited piloerection (erection of the hair), hunched posture and/or were hypoactive. Apart from one female that exhibited reduced fecal volume between Days 0 and 5, all affected animals recovered from the above symptoms. Based on the results of this study, the single dose acute oral LD50 of T36® Disinfectant is greater than 5,000 mg/kg of bodyweight

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Primary Skin Irritation Study in Rabbits - This test determines the potential for a substance to produce irritation after a single topical application. Five-tenths of a milliliter of T36® Disinfectant was applied to the skin of three healthy rabbits for 4 hours. Following exposure, dermal irritation was evaluated and no dermal irritation was noted at any dose site during the study. Based on the results of this study, T36® Disinfectant is classified as non-irritating to the skin.

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Primary Eye Irritation Study in Rabbits - This test determines the potential for a substance to produce irritation from a single dose to the eye. One-tenth of a milliliter of T36® Disinfectant was placed into the right eye of six healthy rabbits. The treated eyes of three rabbits were rinsed with physiological saline after instillation. The eyes of the remaining three rabbits were not rinsed. The left eye remained untreated and served as a control. Ocular irritation was evaluated and, based on the results of this study. T36® Disinfectant is classified as moderately irritating to the unrinsed eye and severely irritating to the rinsed eye.

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Acute Inhalation Toxicity Study in Rats - This test determines the potential for a substance to produce toxicity from a single exposure via the inhalation route. Ten healthy rats were exposed to T36® Disinfectant vapours at a closed chamber at a concentration 2.02 mg/L for 4 hours. The animals were observed for mortality, signs of gross toxicity, and behavioral changes at least once daily for 14 days thereafter. Bodyweights were recorded prior to exposure and again on Days 7 and 14. All animals survived exposure to the test atmosphere and gained bodyweight over the 14-day observation period. During the exposure, the rats Exhibited ocular and nasal discharge, shortness of breath, irregular respiration, shallow respiration, hunched posture and hypoactivity. With the exception of ocular and nasal discharge and shallow respiration, similar clinical signs persisted in all animals upon removal from the exposure chamber. Some animals also developed noisy breathing, reduced fecal volume and/or a prone posture, but all rats recovered from these symptoms by Day 11 and appeared active and healthy for the remainder of the study. Necropsy findings at terminal sacrifice were unremarkable. Based on the results of this study, the single exposure acute inhalation LC50 of T36® Disinfectant is greater than 2.02 mg/L.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Product development – Commercial and retail products (continued)

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Acute Dermal Toxicity Study in Rats - This test determines the health hazards likely to arise from a short-term exposure to a substance from a single topical application to the skin. Two thousand milligrams per kilogram of bodyweight of T36® Disinfectant was applied to the skin of ten healthy rats for 24 hours. The animals were observed for mortality, signs of gross toxicity, and behavioral changes at least once daily for 14 days. Bodyweights were recorded prior to application and again on Days 7 and 14. Necropsies were performed on all animals at terminal sacrifice. All animals survived, gained weight and appeared active and healthy. There were no signs of gross toxicity, adverse pharmacologic effects or abnormal behavior. Gross necropsy findings at terminal sacrifice were unremarkable. Based on the results of this study, the single dose acute dermal LD50 of T36® Disinfectant is greater than 2,000 mg/kg of bodyweight.

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Dermal Sensitization Study in Guinea Pigs - This test determines the potential for a substance to produce sensitization after repeated topical applications. T36® Disinfectant was topically applied to twenty healthy test guinea pigs, once each week for a three week induction period. Twenty-seven days after the first induction dose, a challenge dose of T36® Disinfectant at its highest non-irritating concentration (100%) was applied to a new site on each guinea pig. Ten untreated animals were maintained under the same environmental conditions and treated with T36® Disinfectant at challenge only. Approximately 24 and 48 hours after each induction and challenge dose, the animals were scored for erythema (redness of the skin). Based on the results of this study, T36® Disinfectant is not considered to be a contact sensitizer.

The efficacy and toxicology studies described above, although completed some time ago, are still valuable assets of the Company because they are being used to support further regulatory approvals of the T36® formulation. For example, the studies were incorporated into the pre-IND package that was presented to the FDA in July, 2008 and are being included in the IND submission, described below, that is being prepared for the FDA.

The Company is also in various stages of development of other products describe below. Unless otherwise indicated, the Company has not determined, for any of these proposed products, when or if manufacturing will be started, revenues will be realized, any further testing will be conducted or registrations will be pursued in any jurisdiction outside Canada. If any further testing or registrations are undertaken, it is not known how much time or funding such testing would require or how long it will take the regulatory bodies to approve the products for marketing by the Company or if the regulatory bodies will approve the products at all. There are active competitors that are already well established in the markets selected by the Company. Delays may allow even more competition to develop comparable products, which will make market penetration more difficult which would, in turn, lead to reduced revenues.

•

T36 DisinfexTM Spray and Wipes: An application was filed with Health Canada to allow T36® Disinfectant to be sold under the name “T36 DisinfexTM”. This name change was approved on September 10, 2009 under the original DIN 02231344. This is the original T36® formulation that is now being manufactured and marketed as a personal disinfectant packaged in small personal-sized liquid spray bottles and as wipes in canisters. The original packaging sizes will also be marketed under the new name.

•

T36 DisinfexTM Disinfectant Cleaner Wipes: This product has been recognized by Health Canada as being able to kill bacteria, fungi and viruses on hard surfaces within 10 minutes (compared to the 3 to 5 minute time for T36® Disinfectant). It has also passed internal company efficacy and cleaning testing. This product is intended for use in hospitals, cruise lines, airlines and consumer applications that don’t require a disinfectant product that is as fast acting as T36® Disinfectant, but need a more economical product that also cleans surfaces. The Health Canada DIN for this product is 02272989. On July 17, 2008, the Company received DIN 02314134 for this same product but renamed to “T36 DisinfexTM Disinfectant Cleaner. This product may be sold as wipes contained in the same canisters as T36® Disinfectant.

•

T36® Disinfectant Cleaner CONCENTRATE: This product (DIN 02278820) is intended to be used at dilutions up the 1/64 for large scale applications, such as floors and walls.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Product development – Commercial and retail products (continued)

•

T36® Antiseptic Hand Sanitizer Gel, Spray and Wipes: In October, 2007, the Company applied to Health Canada for a DIN for a new Antiseptic Hand Sanitizer Gel. DIN 02314320 was issued by Health Canada on July 22, 2008 as announced by the Company in a news release dated July 23, 2008. The new DIN allows the Company to sell its first product for human use. This product consists of 0.15% BZK in 70% ethanol and, unlike standard 62% ethanol hand sanitizers, has been demonstrated in testing conducted by ATS Labs in Eagan, MN to be effective against Norwalk-like viruses as announced by the Company in a news release dated January 30, 2009. In the testing, Feline Calicivirus was grown to a log10 titer of 6.5 and exposed to the product for up to 5 minutes. After 5 minutes, the Company’s product reduced the viral titer by 98.2%. The 62% ethanol product had no effect in the same time period. The product also kills the H1N1 influenza virus within 15 seconds in testing conducted by Bioscience Laboratories, Inc. in Bozeman, MT as announced by the Company in a news release dated August 7, 2009. In this testing H1N1 Virus (Swine-like H1N1 Influenza A virus Strain A/California/04/2009) was grown to a log10 titer of 6.75 and exposed to the Company’s product for up to 1 minutes. The maximum measurable kill rate of or 99.994%, a log10 reduction of 4.75, was achieved in 15 seconds. The gel form of the T36® Antiseptic Hand Sanitizer is being sold in various sizes of bottles and provided in automatic dispensers. On January 6, 2009, DIN 02321424 was issued by Health Canada for T36®Antiseptic Hand Sanitizer in liquid form. This new product complements the T36® Antiseptic Hand Sanitizer Gel and allows the formulation to be manufactured and sold as a spray in bottles and automatic dispensers. On January 19, 2009, DIN 02321947 was issued by Health Canada for T36®Antiseptic Hand Sanitizer Wipes which incorporate the liquid Antiseptic Hand Sanitizer into wipes contained in canisters. On February 12, 2010, the Company was registered with the FDA and received Data Universal Numbering System Number 206462025. On April 7, the company received a National Drug Code (“NDC”) Labeler Code that allows the Company to sell OTC monograph products in the US. The “OTC monograph” refers to the “Tentative Final Monograph for OTC Healthcare Antiseptic Drug Products” published in the US Federal Register on June 17, 1994. This document describes antiseptic products that may be registered for sale in the US without further testing due to the known efficacy of the ingredients. This includes hand sanitizers that contain 60% to 95% ethanol.

Product development – Therapeutic products

Registration of the T36® technology for the following applications is in progress. Definitions of the product categories and further information are taken from the “Guidance Document. Human-Use Antiseptic Drugs” published by Health Canada and dated October 21, 2009 (“the Guidance Document”). For all of the products discussed below, it is therefore necessary for the Company to undertake further animal, efficacy, toxicology and clinical studies to obtain registration of the T36® formulation for human use.

•

“Personal Use” products are those self-selected for use by an individual in a domestic setting. “Personal Commercial Use” products are those made available to the general public for occasional use and are intended to reduce transient organisms on the skin in a commercial or institutional setting. This includes, but may not be limited to, antiseptic products dispensed in washrooms in public buildings (such as daycares and schools) or used in workplaces other than healthcare or food-handling premises. These products are commonly used to reduce transient organisms on hands, including those organisms that may not necessarily be encountered in a domestic setting. They are intended to provide a superficial and non-persistent cleaning effect to reduce microbial load on hands to either augment the effect of soap and water cleaning or for use when soap and water are not available. Most hand sanitizers, consisting of ethanol or BZK alone, fit in these categories of products and, in Canada and the US, are usually registered as “Monograph” products. A Monograph product can be sold without efficacy or toxicology studies if it contains certain amounts of known ingredients, such as ethanol at 60 to 80% in Canada or  60 to 95% in the US or BZK at concentrations up to 0.15% in Canada and 0.13% in the US. T36® Antiseptic Hand Sanitizer contains both 70% ethanol and 0.15% BZK and was provided with a DIN by Health Canada even though it contains a combination of ingredients. Further, due to the BZK, T36® Antiseptic Hand Sanitizer is expected to have a persistent effect. The full T36® formulation, which contains four anti-microbial ingredients in ethanol has demonstrated anti-viral, anti-fungal and anti-tuberculocidal activity in addition to being anti-bacterial. The perceived advantage of doing so is that the T36® formulation is known to have anti-microbial activity that is not seen in other hand sanitizers and could be unique among this category of products.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Product development (continued)

•

“Professional Food Handler Use” products are those which are indicated for use by food handlers and are used frequently to reduce transient organisms on the skin in a commercial or institutional setting including food processing plants, restaurants, retail supermarkets, and fast food outlets. The intent of such products is to both protect food handlers as well as to reduce the likelihood of transmission of disease through food. The requirements for the registration of such product is similar to those for  personal use products and personal commercial use products but there is a requirement to test for additional infectious organisms due to the possible presence of enteric viruses. It is not known at this time if the Company will be pursuing this market.

“Professional Health Care Use” products are those which are indicated for use by individuals to reduce transient and/or resident organisms on the skin in a healthcare setting (such as hospitals, nursing homes, clinics, dental offices). Such products are to be used in accordance with applicable hospital protocols. Healthcare settings typically exhibit a higher presence of transient and/or nosocomial organisms than domestic or other commercial institutions. As such there is an inherently higher safety risk to health if the product is not effective. Professional healthcare use antiseptics can be broken down into three categories as follows:

(a)

“Patient Preoperative Skin Preparations” are used on patients prior to surgical procedures, injections or insertion of catheters with the goal of significantly reducing and inactivating transient and resident organisms on skin to prevent their entry into the surgical site. An inert biological dye can be added to the T36® formulation to make the area of application visible. An appropriate delivery system will also be needed. Such products are intended to be applied once and must have a 6 hour residual effect... Current products in this category include relatively high concentrations of CHG in alcohol. Again, the T36® formulation has the perceived advantage of a broader spectrum of anti-microbial activity.

(b)

“Professional Hygienic Handrubs and Handwashes” are used by healthcare personnel and patients after surgery to prevent transmission of infectious organisms. Handwashes require water while handrubs do not. The T36® formulation has been prepared in the form of gels, sprays and wipes and, if registration is successful, will be developed for use as a professional hygienic handrub in nursing stations, patient rooms, hallways, washrooms, etc.

(c)

“Surgical handscrubs” include surgical handrubs and handwashes. Again, handwashes require water while handrubs do not. The Company has developed a proprietary anti-viral, anti-bacterial soap, T36® Handwash. Preliminary testing of this product at BC Research, Inc. was conducted under the supervision of Dr. Ernie Lee. The soap was tested against three strains of test bacteria (Staphylococcus epidermis, Pseudomonas aeruginosa and Serratia marcescens) and one strain of viruses (Herpes Simplex Virus type 1) at various concentrations at various contact times ranging from 1 minute to 10 minutes. In these tests, all bacteria were killed by the soap diluted up to 500 times within 1 minute. A substantial bacterial population reduction was found even when the bacteria were exposed to higher soap dilutions of 1/1000. In addition to bactericidal effectiveness, preliminary results indicated that the soap inactivated Herpes simplex, although an exact endpoint could not be determined due to toxicity of the soap towards the cultured cells used to propagate the virus. Further testing would have to be conducted to determine virucidal activity. The Company is considering registration of this product as a Professional Hygienic Handwash and a Surgical Handwash.

•

T36® Topical infection treatment: The body normally hosts a variety of microorganisms, including bacteria and fungi. Some of these are useful to the body. Others may multiply rapidly and form infections. Approximately sixty percent of microbial infections are systemic, meaning that the infections are spread throughout the body, leaving 40% of microbial infections that are topical, i.e., occur on the surface of the body. Topical fungal infections include mold-like fungi that cause athlete's foot, jock itch and ringworm, and yeast-like fungi that can cause diaper rash, oral thrush, cutaneous candidiasis and some cases of genital rashes. Bacterial infections, such as Staphylococcus can also infect the skin, particularly if a patient has a preceding skin condition, such as eczema. The Company’s T36® formulation can be used to treat such topical infections and anecdotal evidence has shown that it can be used to treat such conditions as athlete’s foot and toenail infections.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Product development (continued)

•

Anti-inflammatory, antiseptic therapeutics: The Company has developed a prototype product that contains 2% hydrocortisone in a T36® gel for use on topical infections and, in particular, inflamed infections. Preliminary studies with the formulation, under the direction of a physician, quickly resolved a number of skin infections, such as chronic eczema with secondary Staphylococcus infections and fungal infections, such as athlete’s foot and diaper rash. A second formulation contains 50% T36® at a 50% concentration and 0.1% betamethasone, a moderately potent glucocorticoid steroid with anti-inflammatory and immunosuppressive properties. Unlike other drugs with these effects, betamethasone does not cause water retention. The lower concentration of T36® reduces the stinging caused by the ethanol when applied to inflamed areas. It is a more suitable preparation for use on sensitive areas or when used for infants for such infections as diaper rash. The Company is planning on conducting tests also against Athlete’s Foot with this combined anti-infective and anti-inflammatory formulation. As discussed above, a PCT patent application has been filed with CIPO to cover the composition, method of preparation and use of T36® formulations that also contain steroids, anesthetics or analgesics. The patent application has now moved to national examinations in the US and the EU.

•

Vulvovaginal infections (“VVI’s”): Current treatments available for VVI’s focus mainly on yeast infections which cause only 23% to 33% of VVI’s (Schwiertz et al., 2006. Throwing the dice for the diagnosis of vaginal complaints? Ann Clin Microbiol Antimicrob. 5:4 and Ferris D.G., Dekle C, Litaker M.S.J. 1996. Women's use of over-the counter antifungal medications for gynecologic symptoms. Fam Pract. 42(6):595-600). T36® VVI Treatment is effective against all fungal and bacterial VVI’s regardless of the species or combinations of species causing the infection. The Company plans to undertake the testing required for this product when sufficient financing has been has been secured.

Testing T36® for therapeutic indications

There is competition in all of the therapeutic markets that the Company has targeted. However, the T36® formulation is not expected to be expensive to manufacture and can be used in a broad variety of infection-control products. Toxicology and efficacy studies have already demonstrated that the T36® formulation is not toxic and is effective at killing all bacteria, viruses and fungi. The intended applications are topical, except for the vulvovaginitis treatment. Rather than disrupting metabolic pathways, the T36® formulation consists of four anti-microbial ingredients in relatively low concentrations that act synergistically to disrupt the physical structure of the infectious agents. This approach prevents microbial resistance from developing. None of the active ingredients are known to have any significant side effects on humans.

The Company has competed preliminary studies required by Health Canada, the US Food and Drug Administration (“FDA”) and the European Medicines Agency (“EMeA”) for the targeted applications. These studies, conducted at Bioscience Laboratories, Inc. (“BSI”) located in Bozeman, Montana, are summarized below.

•

Six species of bacteria were completely killed after 30 seconds of exposure, including VRE (Vancomycin-Resistant Enterococcus), MRSA (Methicillin-Resistant Staphylococcus aureus) and MDR (Multi-Drug Resistant) Enterococcus faecium. These three species of bacteria are critical concerns in hospitals, nursing homes and other medical facilities based on their resistance to many antibiotics and other treatments. The clinical testing was completed according to the standards required by the FDA in the US, Health Canada and the European Medicines Agency, which included exposure of the bacteria to T36® for periods ranging from 30 seconds to 30 minutes. In other tests that were conducted for internal purposes, Staphylococcus aureus and Pseudomonas aeruginosa were completely killed by T36® with 15 seconds.

•

The fungus, Candida albicans, was completely killed after 5 minutes exposure, again, the shortest time required by the FDA, Health Canada and the European Medicines Agency. C. albicans is a major cause of yeast infections which account for one-third of all vulvovaginal infections (“VVI’s”). Bacteria are a second major cause of VVI’s and combinations of bacteria and fungi cause most of the remaining cases. The effectiveness that T36® has demonstrated against both fungi and bacteria provides important evidence that ALDA’s T36® VVI Treatment will provide an effective means to treat all types of VVI’s. A second fungus, Aspergillus niger, was completely killed within 15 minutes, also well within the 60 minute kill time required by the US, EU and Canadian regulatory agencies. A. niger is a causative agent for upper respiratory infections.

•

Two mycobacteria, Mycobacterium avium and Mycobacterium terrae were completely killed by the T36® formulation within 5 minutes, also the shortest time required by the FDA, Health Canada and the European Medicines Agency (“EMA”). Mycobacteria are among the most difficult bacteria to kill and are used as benchmark organisms to test the effectiveness of anti-microbial formulations.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Product development (continued)

•

Two species of fungi responsible for athlete’s foot, Trichophyton mentagrophytes and Trichophyton rubrum were completely killed by the T36® formulation within 5 minutes, also the shortest time required by the FDA, Health Canada and the EMA. The Company intends to pursue registration of the T36® formulation containing anti-inflammatory compounds for use against athlete’s foot which is relatively easy to test, represents a large market and will allow physicians to prescribe the product ‘off-label’ for other topical infections once it has been approved. In other tests that were conducted for internal purposes, Trichophyton mentagrophytes was completely killed by T36® with 15 seconds.

•

Ten different types of viruses were killed completely by the T36® formulation. Of these, 5 types were killed within the minimum 30-second time required by the FDA, including Herpes Types I and II and Influenza B. The remaining 5 types, including Polio and Hepatitis A, the hardiest viruses, were killed within 1 to 3 minutes.

Testing required for therapeutic registrations

Having completed these preliminary clinical tests, Investigational New Drug (“IND”) application #102,487 was submitted to the FDA which has responded with its requirements for pre-clinical and clinical tests. In consultation with its advisors, the Company is preparing a clinical plan and the following studies are understood to be required.

•

Dermal irritation and dermal toxicity – This study is to be conducted with an appropriate animal model, such as mini-pigs, for a dosage time that is at least as long as the intended duration of exposure of the T36® formulation to the skin. Since hand sanitizers are used continuously for indefinite periods of time, the maximum exposure time required by the regulatory agencies will be used. A protocol for this study is required.

•

Single dose irritation study – To assess the safety of the T36® formulation, a single dose study must be conducted to determine if there is any irritation or adsorption of the product.

•

Percutaneous Absorption and Cutaneous Disposition (“AD studies”)- Fresh human skin samples are incubated for 24 hours with the epidermal surface exposed to each ingredient of a test substance and the complete test substance formula in a flow-through diffusion cells. The amount of each test article absorbed across the skin into the receptor fluid is determined by liquid chromatography and tandem mass spectrometry. Disposition of each of the test substances in the various skin layers is also determined using the same methods. These tests evaluate the rate and amount of each test substance absorbed across viable human skin after in vitro exposure and the disposition of each test substance in layers (stratum corneum, epidermis, and dermis) of viable human skin.

If there is little or no adsorption into or through the skin, the genotoxicity, carcinogenicity and reproductive toxicology tests described below may not be required since all of these effects rely on ingestion of an agent and T36® is a topical preparation. However, for completeness, descriptions of these tests are provided in the event they are required by the regulatory agencies.

•

Genotoxicity – This test is required to measure an agent’s ability to cause genetic damage. A standard battery of tests typically involves an in vitro test for gene mutation in bacteria, e.g., the Ames test, and an in vitro test with cytogenetic evaluation of chromosomal damage with mammalian cells or an in vitro mouse lymphoma thymidine kinase (tk) assay prior to the first human exposure. Prior to the initiation of  Phase II clinical studies, an in vivo test for chromosomal damage using rodent hematopoietic cells should be conducted. Such tests are routine, are relatively inexpensive, have high statistical power, are generally reproducible and detect a variety of genotoxic effects.

•

Carcinogenicity - The three major ways of testing for carcinogens are animal tests, epidemiological studies and bacterial tests to assess if a chemical or physical agent increases the risk of cancer. The traditional study designs involve exposure of rodents to the test substance for up to two years, with an extensive pathological examination at the end of the study to detect any tumours that may be present in the tissues of the animals. It is reported that O-Phenylphenol has a TD50 of 232 mg/kg per day where TD50 is the chronic dose rate (expressed in milligrams per kilogram of bodyweight per day) which would induce tumors in half of the number of test animals at the end of the standard lifespan for the species. T36® contains 2,800 mg/liter so the TD50 implies that a 100 kg person would have to consume over 8 liters of T36® each day to reach the TD50 level.

•

Reproductive toxicology - The main objective of this testing is to identify the effects caused by exposure to chemical substances on mammalian reproductive functions in all stages within the development process including gonadal function, conception, birth, and the growth and development of the offspring. The testing is usually done in rats at levels that are toxic but not lethal down to non-toxic levels through the 21st day of the third generation.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Product development (continued)

The following test will be required since it specifically measures the effects of topical preparations.

•

Photosensitivity - The photo-patch test is conducted to examine the influence of rays when a chemical substance is placed on the skin. Twenty four to 48 hours after a material that is suspected of causing photosensitive disease is pasted on the skin, the site is exposed to UV rays. If reddening or swelling occurs within 24 hours, the test is considered to be positive for such disease.

The following tests will be required to very specifically determine the efficacy of each ingredient and of the complete T36® formulation.

•

Time Kill Evaluation – In these tests, dozens of different species of infectious micro-organisms are exposed to each of the active ingredients of a test substance and the complete test substance formula for periods of time ranging from 15 seconds to 30 minutes to determine the time required for each ingredient of a test substance and the complete test substance formulation to completely kill the selected species. The objectives of the testing are to determine the effective exposure times required for the test substance to be effective and if the individual ingredients have an additive, subtractive or synergistic effect.

•

MIC (Minimum Inhibitory Concentration) Evaluation – Each ingredient of a test substance, the complete test substance formula and a known antiseptic product are tested against hundreds of micro-organisms in suspension tests. The objectives of the tests are to quantify the minimum concentration that is required for each of the test substances to have a measurable effect on the tested species, compare those results to the known antiseptic product and determine if the individual ingredients have an additive, subtractive or synergistic effect. This protocol has been approved by the FDA with minor modifications.

The following clinical trials using human subjects may be permitted once the irritation studies described above are completed.

•

21-Day Cumulative Irritation Patch Test (“Irritation Test”) - If the single dose irritation study above verifies the safety of T36®, a longer irritation study is permitted. The objective of this test is to assess the irritation caused by topical products and chemicals over 21 days of continuous exposure of the skin. The test substance is incorporated into patches that remain on the skin for a period of time and are replaced from time to time to maintain continuous exposure to the skin.

•

Multi-dose dermal irritation – In these tests, the objective is to evaluate the effect, if any, of prolonged and repeated exposure of the skin to the test substance. The “Induction Phase” of this study incorporates the test substance into a series of patches that are applied to the skin of 50 subjects repeatedly for periods of time and then removed. After a rest period, new patches are applied. This process is repeated over a period of time with a number of new patches and after completion of this phase, the reaction of the skin is evaluated. The “Challenge Phase” takes place some time after application of the final induction patch. Challenge patches are applied to previously untested sites, adjacent to the original induction patch sites. The reaction of the skin is evaluated 24 to 48 hours after application and the subjects are asked to report any delayed reactions which might occur after the final challenge patch reading.

•

Sensitivity test – This test is conducted on up to 350 individuals to determine if there are any deleterious effects 0 resistance to antibiotics. It has also been observed that resistance to certain microbicides, such as benzalkonium chloride (“BZK”), also occurs and that BZK-induced resistance to can lead to resistance to certain antibiotics, such as oxacillin. All of the T36® products provided by the Company contain BZK. It is therefore necessary to determine if T36® products may cause bacterial resistance, particularly with Methicillin-Resistant Staphylococcus aureus (“MRSA”). As discussed above, In microbiology, Minimum Inhibitory Concentration (“MIC”) is the lowest concentration of an antimicrobial agent that will inhibit the visible growth of a microorganism after overnight incubation. MICs of BZK for resistant MRSA are very low compared to the BZK content of T36® products. If used as directed, T36® products will completely kill resistant MRSA.

The “European Standards” are protocols that have been established to ensure consistent testing methods of a wide variety of substances. The following tests will be required for registration of T36® products for use as antiseptic products.

•

EN1499 – This protocol, “Chemical disinfectants and antiseptics – Hygienic handwash – Test method and requirements”, published in 1997, is used to assess the efficacy of hygienic handwashes, that require the use of water, in hospital settings.  These protocols will be used to establish the efficacy of T36® Handwash, for general healthcare personnel use in nursing stations, patient rooms, hallways, washrooms, etc.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Product development (continued)

•

EN1500 - This protocol, “Chemical disinfectants and antiseptics – Hygienic handrub – Test method and requirements” published in 1997, is used to assess the efficacy of hygienic handrubs, that do not require the use of water, in hospital settings.  These protocols will be used to establish the efficacy of T36® Handrub also for general healthcare personnel use in nursing stations, patient rooms, hallways, washrooms, etc.

•

EN12791 - This protocol, “Chemical disinfectants and antiseptics – Surgical hand disinfection – Test method and requirements” published in 2005, is used to assess the efficacy of hygienic handwashes and handrubs, with or without water, respectively for use in hospital settings as a surgical scrub. This is the highest level of hand hygiene required of a product.

Clinical trials - Full clinical trials will be required for use of T36® for the treatment of Athlete’s foot and VVI’s. The full extent and cost of testing cannot be determined until many of the test above have been conducted to allow the evaluation of efficacy and toxicity under clinical conditions. However, the testing that is generally required is described below.

•

Pilot Clinical Evaluation - This study evaluates the antimicrobial efficacy of a disinfectant in two different applications when used as patient preoperative skin preparation on 10 subjects. A disinfectant must achieve a log10 microbial reduction of 3 or greater on skin of the groin and a log10 microbial reduction of 2 or greater on skin of the abdomen at ten minutes post-application. The objective of the testing is to obtain an preliminary evaluation of the efficacy of the test substance when used on humans.

•

Full pre-operative clinical evaluation - The study evaluates the immediate and persistent antimicrobial properties of a disinfectant when used as a preoperative skin preparation. A known active control, e.g., 4% chlorhexidine, and a placebo, e.g., sterile saline, are also evaluated. All treatments are assessed for their potential to cause skin irritation. One-hundred subjects are screened in order to obtain at least forty subjects having sufficient number of resident bacterial flora to permit evaluation of the efficacy of the test products. The objective of this test is to further evaluate the efficacy of a test substance when used on humans.

•

Phase I Clinical Trials: This is the first stage of testing of a new therapeutic in human subjects, normally with a small group (20-60) of healthy volunteers. The objective is to assess the safety and tolerability of the product as a therapeutic, as well as to determine the effects of various doses of the product. For externally administered agents, the testing is simpler than for injected or internally administered agents. However, Phase 1 trials can require up to 2 years to complete, including analysis of the collected data, preparation of the Phase I report for submission to the FDA and the time until a response is received. If these results of Phase I are accepted by the FDA, then the clinical trial can proceed to Phase II.

•

Phase II Clinical Trials: This second phase tests the therapeutic on a larger group and evaluates both the required dose (i.e. different quantities of the therapeutic) and efficacy (i.e. how well the therapeutic works for the specified indication). Phase II trials can take up to 3 years. However, some trials can combine Phase I and Phase II, which can reduce the total time required.

•

Phase III Clinical Trials: This third phase of clinical trial depends on the indications for which the therapeutic is being tested. For most agents Phase III trials are a randomized, controlled, multi-center trial with large patient groups (often more than 300), with the objective of confirming that the therapeutic is as effective or more effective than the current “gold standard” for the same application. Phase III trials can take up to 5 years or more to complete. If the results of the Phase III trial are approved by the FDA, then product is approved for marketing for the specific indications that were tested.

The budget and timetable for all of the testing that may be required has not yet been established and it is not known how long the testing may take. After the results are obtained from the non-human tests and are reported to the regulatory agencies, there is no certainty that permission will be granted to undertake human trials or that further pre-clinical testing will not be required. In addition to the testing that is described above, the regulatory agencies may require other tests that have not been considered by the Company or change their requirements. If additional testing is required, it is not known how long it will take for the Company to prepare, submit and modify the protocols and undertake such testing, how much the additional testing will cost or how much additional time will be required.

The three phases of clinical trials can take a number of years to complete. The total time required is dependant on the nature of the therapeutic product, the condition being treated, the design of the protocols, the time to recruit patients and the review process conducted by the regulatory agencies. The registration time for products taken internally can take much longer than for topical agents. The costs of a complete clinical trial can be significant, depending on the intended application. The Company may not conduct any clinical trials itself, but may enter into strategic alliances or licensing agreements with larger companies, which can support the costs of such trials.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Product development (continued)

The objective of the Company is to undertake testing that will satisfy the three major jurisdictions, namely The US, the EU and Canada. There are minor differences that are expected lead to increased costs, but management has decided that it is more economical to absorb these costs initially rather than conduct separate testing for each jurisdiction.

In other parts of the world, FDA or EMA testing is generally accepted for registration applications. If the company decides to register the products in China, it is likely that the testing will have to be repeated in China unless there is harmonization of the requirements in the meantime. In the People’s Republic of China (“China”), the Company must have its products tested for toxicology and efficacy at the Centers for Disease Control (“CDC”). The Chinese CDC should not be confused with the CDC in Atlanta, Georgia, although both organizations share the same name. Upon completion of successful testing at the CDC, products can be registered for sale within China.

Accelerated therapeutic product strategy

As a way to accelerate entry into the therapeutics market, the Company is pursuing the use of T36® Antiseptic Hand Sanitizer combined with 0.5% hydrocortisone as a topical anti-inflammatory antiseptic. Typically, a number of common skin conditions, from boils to pimples, scrapes and athlete’s foot, for example, share two common characteristics:  the presence of an infective agent and the body’s inflammatory response to it. The proposed combination of T36® Antiseptic Hand Sanitizer and hydrocortisone would address both issues in a single treatment, making the prescription or recommendation process easier for the physician and the application easier for the patient. At this time, there are few, if any, competing combinations of antiseptics with anti-inflammatories on the market and any such competing products are not very effective. The Company is applying for a DIN for 0.5% hydrocortisone combined with T36® Antiseptic Hand Sanitizer as a single application product. While that application is being considered by Health Canada, T36® Antiseptic Hand Sanitizer, which already has a DIN, will be re-formulated as an ointment in a tube and the Company will apply for a Natural Products Number (“NPN”) for 0.5% hydrocortisone. These two separate products could be bundled in a single package with each product to be applied sequentially. For marketing, internet-based direct-to-consumer strategies can be pursued based on a number of premises:

•

The targeted conditions are extremely common.

•

Patients often seek out over-the-counter remedies for them, many of which are much less supported by data than either T36® Antiseptic or 0.5% Hydrocortisone.

•

Anecdotal and credible evidence of benefits of this approach can be obtained and publicized.

•

Support of selected health care providers can be sought and published.

Foreign registration of securities

On April 20, 2009 the Company’s common shares were added to the OTC Bulletin Board System under the symbol “APCSF”. On April 5, 2010, the OTCQB™ marketplace was created to provide a separate designation to identify OTC-traded companies that are registered with the SEC and remain current in their reporting obligations. The Company now trades on the OTCQB™ under same symbol.  Market maker quotations for all OTCQB securities available to investors on www.otcmarkets.com.  At this time, the trading of the company’s shares is very limited. The Company cannot guarantee that there will be a market for the Company’s common shares in the United States or that there will any significant amount trading in the company’s shares for the foreseeable future.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Risk Factors

Risks pertaining to the Company:

The Company's limited operating history makes it difficult to evaluate the Company’s current business and forecast future results.

The Company was started as a Capital Pool Company, has been operating its current business since November, 2003 and has had limited revenues during this time. Since its inception, the Company has experienced significant operating losses each year. These losses are due to substantial expenditures on intellectual property protection, product development and product testing of commercial and consumer infection control products. The Company has also been engaged in a program of pre-clinical testing for registration of a number of therapeutic products with Health Canada and the FDA. This testing is costly and time consuming and the Company does not have sufficient funds to undertake all of the testing that is required to satisfy the requirements of these regulatory agencies. Accordingly, the Company requires outside funding to complete these tests. As funds are raised, they will be invested in the testing and the Company will continue to accumulate losses that are proportional to the funds raised and spent on testing. In addition, the Company has recently launched a number of consumer and commercial products, described above and is in the process of establishing new sales and distribution agreements. It will take some time to determine what effect, if any, these recent activities will have on the Company’s revenues and profits. These past events and future plans make predictions of future periods difficult.

The Company has no significant source of operating cash flow and failure to generate revenues in the future could cause the Company to go out of business.

Based upon current plans to introduce its products into new markets in Canada and internationally, pursue additional patent applications and regulatory approvals for the T36® technology, develop new products, maintain the Company’s public listing on the TSX-Venture Exchange and support the continued registration of its securities in the US, the Company expects to incur operating losses in future periods. These losses will occur because there are continuing expenses associated with the marketing and production of the Company’s products, research and development, intellectual property protection, testing and registration of therapeutic products, legal and accounting fees, the maintenance of its public listing and other expenses associated with running an operating business. Even if the Company becomes operationally profitable from the introduction and sale of new products, the Company plans to invest heavily in pre-clinical testing, clinical trials and registration of its therapeutic products and will need to raise significant amounts of new funding to complete these activities. Also, the Company may not be successful in generating significant revenues from therapeutic products in the future. Failure to generate more revenues could cause the Company to contract or go out of business. At the time of this report, the Company is technically insolvent because its liabilities are greater than its assets. If the Company was forced to liquidate its assets, the value received would be less than what is shown on the balance sheet because the inventory is valued at cost, not selling price. In the future, it is likely that the inventory value will be reduced to reflect selling cost which will further decrease the value of the assets compared to liabilities.

If the Company raises further funds through equity issuances, the price of its securities could decrease due to the dilution caused by the sale of additional shares.

Additional funds raised by the Company through the issuance of equity or convertible debt securities will cause the Company’s current shareholders to experience dilution and possibly lower the trading price of its shares. Such securities may grant rights, preferences or privileges senior to those of the Company’s common shareholders. The Company is not profitable and will not be profitable for the foreseeable future under its current development plan. The Company plans to issue further equity to raise funds as necessary to continue operations and fund its program of research and development, patent protection and regulatory approvals. As a result, an indeterminate amount of dilution of the Company’s capital stock will occur.

The Company has issued a limited number of shares out of its authorized capital of an unlimited number of common shares, which could be dilutive and negatively affect the share price.

Having an unlimited number of authorized but unissued common shares could allow the Company’s Directors and Officers to issue a large number of shares without shareholder approval, leading to significant dilution of current shareholders and possible lowering of the share price.

The Company could enter into debt obligations and not have the funds to repay these obligations.

The Company does not have any contractual restrictions on its ability to incur debt and, accordingly, the Company could incur significant amounts of indebtedness to finance its operations. Any such indebtedness could contain covenants, which would restrict the Company’s operations. The Company might not be able to repay indebtedness.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Risk Factors (continued)

The Company could enter into contractual obligations and not have the funds to pay for these obligations.

The Company does not have any contractual restrictions on its ability to enter into binding agreements and, accordingly, the Company could incur significant obligations to third parties including financial obligations. Any such obligations could restrict the Company’s operations and the Company might not be able to pay for its commitments. If the Company cannot meet its commitments, legal action could be taken against the Company. Any such actions could further restrict the Company’s ability to conduct its business.

The Company has a history of generating limited revenues and the continuing failure to generate further revenues could cause the Company to cease operations.

The Company has no history of pre-tax profit and in the previous three years has had only limited annual revenues for each of the years it has been operating. The Company sustained operating losses for each of its fiscal years and has sustained significant accumulated operating losses. The continued operation of the Company will be dependent upon its ability to generate operating revenues and to procure additional financing. The Company may not be successful in generating revenues or raising capital in the future. Failure to generate revenues or raise capital could cause the Company to cease operations. The auditor’s reports to the shareholders are expressed in accordance with Canadian reporting standards, which do not require a reference to conditions and events that cast substantial doubt on the Company's ability to continue as a going concern when these are adequately disclosed in the financial statements. In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern. Had the Company’s financial statements been audited by US auditors, the Company may have received a “going concern” qualification. A “going concern” qualification, or the existence of a basis for such a qualification, could negatively affect the Company’s ability to raise capital.

The Company’s future performance is dependent on key personnel. The loss of the services of any of the Company’s executives or Board of Directors could have a material adverse effect on the Company.

The Company’s performance is substantially dependent on the performance and continued efforts of the Company’s executives and its Board of Directors. Dr. Terrance G. Owen is the President, Chief Executive Officer and a Director. Peter Chen is the Secretary, Chief Financial Office and a Director. Dr. Linda Allison, Dr. Ronald Zokol, Dr. William F. McCoy and Eugene Hodgson are independent Directors. Dr. Allison, Mr. Chen and Mr. Hodgson are members of the Audit Committee. The loss of the services of any of the Company’s executives or Board of Directors could have a material adverse effect on the Company’s business, results of operations and financial condition. There is no assurance that key personnel can be replaced with people with similar qualifications within a reasonable period of time. The Company currently does not carry any key person insurance on any of the executives or members of the board of directors. The only contracts in place with any of the employees, officers or directors of the Company are with Terrance Owen and Peter Chen. The Company currently has Directors and Officers insurance in place. However, if for any reason, the Company cannot maintain such insurance, it is possible that some or all of the Directors may resign. If any or all Directors resign, there is no assurance that new Directors can be found to replace any directors who resign.

The Company has not declared any dividends since its inception in 2000 and has no present intention of paying any cash dividends on its common shares in the foreseeable future.

The Company has not declared any dividends since its inception in 2000, and has no present intention of paying any cash dividends on its common shares in the foreseeable future. The payment by the Company of dividends, if any, in the future, rests in the discretion of the Company's Board of Directors and will depend, among other things, upon the Company's earnings, its capital requirements and financial condition, as well as other relevant factors.

The Company’s future performance is dependent on key suppliers and manufacturers and a loss of any suppliers or manufacturers could have a material adverse effect on the Company by reducing or eliminating the ability of the Company to manufacture or sell its products.

The Company does not have agreements in place with any of its key suppliers for raw materials, other supplies or manufacturing. If any of the Company’s suppliers or manufacturers were to go out of business or were unable to procure the raw materials or other supplies required by the Company to manufacture its products, the Company would have to find other suppliers or manufacturers. There is no guarantee that the Company would be able to find other suppliers or manufacturers. If the Company could not find other suppliers or manufacturers, production of the Company’s products would be delayed for an indefinite period of time and such delays would lead to delayed revenues or reduced revenues or both.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Risk Factors (continued)

There is no assurance that the patent applications filed for the T36® technology or for other products will be approved, and failure to obtain such approvals could leave the Company with no further protection for its intellectual property and reduced sales.

Patent protection of the T36® technology is very important to the Company’s current and future products because the T36® Disinfectant technology is the basis for most of its products. Although patents have been allowed in the United States, China and Australia, there is also no assurance that these patents will not be challenged or that future patent applications will be successful. A lack of patent protection would significantly alter the competitive environment and possibly allow competitors to infringe on the technology of the Company’s business. Reduced revenues and lack of future products could result from such infringement.

There is no assurance that the Company will be able to secure the funds needed for future development, and failure to secure such funds could lead to a lack of opportunities for growth.

Many of the Company’s products require very costly laboratory testing to establish toxicity, efficacy and analytical methods and clinical trials to establish effectiveness and safety on human subjects. This testing is required in order to obtain required regulatory approvals from Health Canada, the EPA and FDA in the US and the EMA in the EU. A lack of funds would impair the ability of the Company to complete such tests. A lack of funds would also impair the Company’s ability to establish marketing and sales plans once the products have been approved for sale. If adequate financing is not available when required, the Company may be required to delay, scale back or eliminate various activities and may be unable to continue in operation. The Company may seek such additional financing through debt or equity offerings, but there can be no assurance that such financing will be available on terms acceptable to the Company or at all. Any equity offering will result in dilution to the ownership interests of the Company’s shareholders and may result in dilution to the value of such interests.

There is no assurance that research and development being conducted by the Company to create new products will be successful.

The Company is conducting research and development on new products, but the outcomes of research and development are never certain. For example, there is no assurance that any new products will be developed or that any new products that do result will have a competitive advantage or market acceptance, will not be superseded by the new products of competitors, will not infringe on the patents of other companies or that other companies will not develop products that infringe on patents obtained by the Company for its new products. The Company has completed the formulations for new products but still needs to conduct the toxicity and efficacy tests and establish the analytical methods required to obtain regulatory approvals from Health Canada, the EPA and FDA in the US and the EMA in the EU.

The Company and the Company’s products have limited brand awareness which limits the ability of the Company to gain credibility from prospective customers and to sell its products into new markets.

Market knowledge of the Company’s name is limited. The Company will need to devote considerable resources to educate new markets about the products the Company offers. In establishing new markets, the Company will be competing with companies that are potentially already entrenched in such markets or may be better funded than the Company. The ability of the Company to raise brand awareness will depend on its ability to raise the money required to undertake such an intensive marketing effort. As noted elsewhere, there is no assurance that the Company can raise funds required for such an investment in marketing.

The Company has limited sales and marketing experience and can provide no assurance that the Company can keep its current customers or gain new ones.

The Company has limited experience in marketing and selling its products and the Company has only two sales and marketing people. The most senior sales person was hired in May 2009 and the other in September 2009. None of the sales people have had prior experience with the type of products sold or being developed by the Company. The Company will have to expend substantial funds to promote and develop its products. The Company’s success in this regard will depend on the quality of its products and its ability to develop and implement an effective sales and marketing strategy. Current plans call for the expenditure of significant funds over the next 18 months for marketing activities. Failure to achieve the marketing objectives will have a material adverse effect on the Company and on its results of operations and financial condition.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Risk Factors (continued)

Conflicts of interest may exist for Directors and Officers which may inhibit their ability to act in the best interests of the Company and its shareholders leading to possible impairment of the Company’s ability to achieve its business objectives.

The directors and officers of the Company will not be devoting all of their time to the affairs of the Company. The directors and officers of the Company are directors and officers of other companies. The directors and officers of the Company will be required by law to act in the best interests of the Company. They will have the same obligations to the other companies in respect of which they act as directors and officers. Discharge by the directors and officers of their obligations to the Company may result in a breach of their obligations to the other companies and, in certain circumstances, this could expose the Company to liability to those companies. Similarly, discharge by the directors and officers of their obligations to the other companies could result in a breach of their obligation to act in the best interests of the Company. Such conflicting legal obligations may expose the Company to liability to others and impair its ability to achieve its business objectives. Terrance Owen has been the Secretary of Bi-optic Ventures Inc., an inactive company listed on the TSX-Venture Exchange, since September, 2002 and a Director of this same company since September, 2006. As a non-management Officer and Director of Bi-Optic Ventures Inc., Terrance Owen spends up to two hours per month on the business of Bi-Optic Ventures Inc. Terrance Owen controls a company, Duft Enterprises Corp., that owns the building in which the Company is located and the Company pays rent to Duft Enterprises Corp. Peter Chen is not a Director or Officer of any other company. Neither Peter Chen nor Terrance Owen is a Director or Officer of any companies that compete with or provide services that are similar to those of the Company.

Management of the Company can, through their stock ownership in the Company, influence all matters requiring approval by the Company’s shareholders.

Management of the Company at the time of this report, collectively own approximately 4.5% of the Company's issued and outstanding common shares at that date. These shareholders, if acting together, could significantly influence all matters requiring approval by the Company's shareholders, including the election of directors and the approval of mergers or other business combination transactions. Management may not make decisions that will maximize shareholder value and may make decisions that will contribute to or cause the entrenchment of management.

Risks Pertaining to the Industry:

Registration of products may not occur in a timely manner which could lead to delays in product introductions, reduced revenue expectations and extra costs to conduct further tests to satisfy regulatory agencies.

Government agencies, such as the EPA and the Food and Drug Administration (“FDA”) in the United States and Health Products and Food Branch in Canada, need to provide approvals of the Company’s products prior to any sales of these products. To obtain such approvals, the Company must submit extensive amounts of information on the efficacy, toxicology, carcinogenicity, mutagenecity and other testing of the products that it is trying to register. After all of the information is provided, the agencies can request supplemental information and further testing. Once all of the requirement for documentation is satisfied, the agencies can take an indeterminate amount of time to provide approvals for the Company to market its products. Significant delays could lead to slower revenue growth than anticipated. In addition, regulatory delays can allow time for competitors to devise strategies to prevent or reduce market penetration. There is no assurance that government agencies will accept for registration any of the Company’s products.

The Company is very dependent on the registration and sale of its commercial, retail and therapeutic products.

If the Company is not successful in achieving regulatory approval of its products, its ability to generate revenues will be impaired. Even if registrations are successful, there is no guarantee that the Company will be able to maintain the registrations or be able to pass inspections by the regulatory authorities that permit the sale of the Company’s products. In the event of a failed inspection, it is possible that the Company may be ordered to stop the sale of its products or undertake a recall of products that the regulatory authorities deem to be non-compliant with existing regulations. If the Company is ordered to recall or stop the sale of any of its products, the ability of the Company to generate revenues will be impaired. If such a recall or suspension of sales occurs, there is no guarantee that the Company will, at any future date, be able to resume the sale of the suspended or recalled products.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Risk Factors (continued)

There is a risk that the Company’s intellectual property infringes upon the rights of other companies, which could lead to reduced revenues, reduced margins due to sanctions against the Company, outright withdrawal or prohibition of products or trademarks from the market and significant costs for legal defense against infringement claims, re-branding of products and revised marketing materials.

The Company is unaware of any infringement claims being made against the Company or its products or processes at the time of writing. In the future, there can be no assurances that third parties will not assert infringement claims in the future or require the Company to obtain a license for the intellectual property rights of such third parties. There can be no assurance that such a license, if required, will be available on reasonable terms or at all. If the Company does not obtain such a license, it could encounter delays in the introduction of products or could find that the development, manufacture or sale of products requiring such a license could be prohibited.

There is a risk that earlier inventions may exist that invalidate the Company’s patent applications so that the Company may not be able to sell any infringing products.

Since patent applications are maintained in secrecy for a period of time after filing, and since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, the Company cannot be certain that it was the first creator of inventions covered by pending patent applications, or that it was the first to file patent applications for such inventions. The Company might have to participate in interference proceedings in U.S., Canadian or patent offices in other jurisdictions to determine priority of invention, at substantial cost, particularly if such actions are required overseas. There can be no assurance that the Company’s patents, if issued, would be held valid or enforceable by a court. The Company has patents issued in the United States, China and Australia and patent applications filed in the European Union and Canada. These patent applications seek intellectual property protection for the basic formulation of the T36® formulation, the method for making it and certain therapeutic uses of the formulation.

There may be limited ability to defend the patents if and when they are issued, leading to loss of sales that might otherwise be realized if the Company was in a position to defend its patents.

Litigation among pharmaceutical companies can be intense and costly. The Company might not have the financial ability to defend its patents, if issued, against larger industry players. Litigation may be necessary to enforce patents issued or assigned to the Company, or to determine the scope and validity of a third party's proprietary rights. Additionally, there can be no assurances that the Company would prevail in any such action. An adverse outcome in litigation or as part of an interference or other proceeding in a court or patent office could subject the Company to significant liabilities, require disputed rights to be licensed from other parties or require the Company to cease using certain technology or products, any of which could have a material adverse effect on the Company’s business.

The market for disinfectant products is competitive and well established with a number of large, multinational, widely recognized companies with significant financial and marketing resources selling, and possibly developing, similar products.

Competitors are already well established in the market for disinfectant and antiseptic products and products for the treatment of topical infections. The introduction of new products into these existing markets could be met with aggressive marketing, price cutting and distribution impediments by competitors. To obtain market share, the Company’s business must penetrate a market with established competitors and obtain sufficient recognition to be able to displace the existing products. Substantial funds will have to be spent on marketing and education to achieve these objectives. Competitors may be developing new technologies and new products that will offer significant improvements over existing products, including those offered by the Company. There can be no assurance that others will not independently develop similar products, duplicate any of the Company’s products or, if patents are issued to the Company, design around such patents. There can be no assurance that a competitor's technology or product would be found to infringe the Company’s patents. In the disinfectant market, key competitors include Germiphene Corporation, Virox Technologies, Inc., JohnsonDiversey Inc., Advanced Sterilization Products, Reckitt Benckiser and Metrex Research Corporation. All of these companies are well established and sell disinfection products into the same markets served by the Company. In the therapeutic markets being targeted by the Company, a number of large competitors, such as Johnson and Johnson, Cardinal Health, Reckitt Benckiser and Ortho Pharmaceutical are well established. Such large and aggressive competitors can deploy their significant resources to prevent a new competitor, such as the Company, from securing market share.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Risk Factors (continued)

The Company’s T36® Disinfectant is composed of various chemicals that may pose risks due to flammability and possible health risks.

One of the main components of T36® Disinfectant, T36® Antiseptic Hand Sanitizer and T36® Disinfectant Cleaner CONCENTATE is ethanol, which is flammable and has a flash point (the minimum temperature at which the liquid produces a sufficient concentration of vapour above it that it forms an ignitable mixture with air) of 13oC. Water, which is part of the T36® formulation, raises the flash point to 24oC. The transport and storage of T36® products can pose a fire hazard if shipped or stored in sufficient quantities. The Company uses an independent warehousing company to store and ship T36® Disinfectant. The warehouse is fully equipped with fire suppression equipment according to the relevant regulations established by the municipal, provincial and federal governments. T36® products are shipped by ground only in cases of 4 bottles holding 4 litres each or in smaller quantities per case. In these quantities, T36® Disinfectant is not classified as a “Dangerous Good” under Sections 1.15, 1.16 and 1.17 of the “Transportation of Dangerous Goods Act” administered by Transport Canada. As a result, no special regulations apply to the shipping of T36® Disinfectant by ground within Canada. There is no guarantee that special shipping regulations will not be applied to shipments of T36® Disinfectant in the future or in other jurisdictions, such as the United States.

Two potentially toxic components of T36® Disinfectant are present in low concentrations compared to their LD50 levels (the amount of the substance that kills 50% of the test population of experimental animals when administered as a single dose). O-phenylphenol (“OPP”) in pure crystalline form is considered to be a possible carcinogen and eye contact can cause severe irritation or burns with possible eye damage (Concentration in T36® Disinfectant = 2,800 ppm, oral LD50 = 2,480 mg/kg in rats) For some individuals, o-phenylphenol can also irritate the skin. Benzalkonium chloride (BZK) supplied as a 50% solution in water, has been reported to cause allergic reactions and the swelling of the mucosa when used as nose sprays on a continuous, long-term basis by sensitive users (Concentration in T36® Disinfectant = 2,000 ppm, oral LD50 = 300 mg/kg in rats). The Company does not directly handle, store, use or dispose of OPP or BZK in pure form but only in their highly diluted form in T36® Disinfectant. Further, because the denatured alcohol that contains Bitrex to prepare T36® Disinfectant, the consumption of significant amounts of T36® Disinfectant is not possible. Therefore, it is unlikely that anyone can be poisoned or otherwise harmed through the proper use of T36® Disinfectant as instructed by the Company.

Toxicology studies conducted for the company by Product Safety Labs (“PSL”), located in Dayton, New Jersey, have confirmed that T36® Disinfectant has no harmful effects on animals except as reported below by PSL:

•

Acute inhalation (rat): LC50 > 2020 mg/m3. Difficulty breathing, irregular respiration, lethargy and discharge from nose and eyes reported.

•

Acute oral (rat): LD50 > 5000 mg/kg. Lethargy and hunched posture reported.

•

Acute dermal (rat): LD50 > 2000 mg/kg. No systemic effects observed.

•

Effects not observed but possible based on individual ingredients may include: ataxia, loss of coordination, drowsiness, intoxication, nausea and vomiting.

However, T36® Disinfectant is classified as a moderate eye irritant. Although T36® Disinfectant is not measurably toxic if used as directed by the Company, it is possible that regulations against these chemicals may become more restrictive and affect the ability of the Company to market its products in certain jurisdictions without additional warning labels. The chemicals present in T36® are biodegradable with sufficient time and do not pose a long-term threat to the environment. However, given the attention that any chemicals may attract from environmental groups, it is possible that negative publicity about these chemicals could affect the ability of the company to market its products in certain jurisdictions. There are persuasive arguments and credible scientific evidence available to support the safety of T36® Disinfectant, but such an educational effort on the part of the Company would require funds to be spent and would affect the profitability of the Company.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

Risk Factors (continued)

The Company has a limited number of customers and is dependent on a few key accounts to maintain its current levels of sales.

The key customers for which sales account for more than 10% of total revenues during the period being reported on are:

•

Esthetics Plus, Inc.: A distributor to the beauty market with a contract that renews on an annual basis. Either party can terminate the contract on 60 days notice or with 30 days notice for any breach of the contract if the breach is not rectified within the 30 day notice period,

•

Sinclair Dental Limited: A distributor to the dental market and a customer of both API and the Company for 8 years,

•

The Stevens Company Limited: A distributor to the scientific and medical markets and a customer of both API and the Company for 8 years, and

•

VWR International: A distributor to the laboratory market and customer of API and the Company for 8 years.

•

Product Distribution Centre: A distributor that is owned by the provincial government of BC, supplies the province’s public sector consumers within BC and a customer of the Company and API for 8 years.

•

Acklands Granger International (“AGI”): A distributor of industrial, safety and fastener products with catalogue sales and 160 branches and 5 distribution centres across the country. Acklands-Grainger is the Official Supplier of the Vancouver 2010 Olympic Winter Games, Vancouver 2010 Paralympic Winter Games, the Canadian Olympic Committee, the 2010 Canadian Olympic Team and the 2012 Canadian Olympic Team for industrial safety and material handling supplies.

The Company currently sells its T36® Disinfectant, the T36® Disinfectant Wipes, T36® Antiseptic Hand Sanitizer Gel and Wipes, and T36® Disinfectant Cleaner CONCENTRATE through these distributors. The current sales through these distributors would be disrupted if any of these distributors stopped representing the Company. The result would be a reduction in the Company’s revenues until new distributors could be found. It is possible that new distributors could not be found and the Company would have to try to sell its products directly to the end users, leading to a significant increase in marketing and sales costs even if the sales levels could be regained.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

1.3

SELECTED FINANCIAL INFORMATION

For the three/ nine month period ended	March 31, 2011	March 31, 2010	March 31, 2009
Revenue	$52,272/184,235	$394,753/$1,464,841	$ 87,752/$198,223
Loss for the Period	262,716/923,517	1,716,319/2,704,337	219,012/ 765,677
Basic and Diluted Loss Per Share	0.00/0.02	0.03/0.05	0.00/0.02
Cash and Equivalents	17,428	252,509	1,781,417
Total Assets	987,754	1,462,818	1,945,383
Sponsorship Liability	237,983	0	0

During the nine months ended March 31, 2011, no options or warrants were exercised. The current assets were $747,141 with a cash position of $17,428 representing 2.3% of the current assets compared to $146,701 or 13.2% of current assets on June 30, 2010. Inventories of $546,035 accounted for 73.1% of current assets compared to $593,574 or 53.5% of current assets on June 30, 2010. Finished goods, mostly T36® Antiseptic Hand Sanitizer products and T36® Disinfectant, were valued at $337,210 or 45.1% of current assets compared to $394,646 or 35.5% of current assets on June 30, 2010. Raw materials and supplies consisting of bottles, boxes, caps and labels needed to manufacture the Company’s products and equipment and containers for hand sanitizer dispensers were valued at $208,825 or 28.0 % of current assets compared to $198,928 or 17.9% of current assets on June 30, 2010. Accounts receivable were $42,539 or 5.7% of current assets compared to $162,398 or 14.6% of current assets on June 30, 2010.

Prepaid expenses of $141,139 equaled 18.9% of current assets compared to $207,535 or 18.7 % of current assets on June 30, 2010. The largest proportion of the prepaid expenses for both periods consisted of payments to VANOC for the Sponsorship. The long term prepaid expense of $237,983 for both periods represents payments to VANOC for the Sponsorship.

Accounts payable and accrued liabilities were $855,314 as of March 31, 2011 compared to $875,788 at the end of the 2010 fiscal year. The largest portion of the accounts payable was comprised of payments due to VANOC for the Sponsorship. The remainder consisted of trade payables including payments owing to companies controlled by executives of the Company for services rendered. The Sponsorship Liability remains the same at $237,983.

Revenues of $52,272 and $184,235 for the three and nine month periods ended March 31, 2011, respectively, were generated primarily from the sale of T36® Disinfectant to the dental, beauty and first responder markets with a smaller proportion derived from the sale of T36® Antiseptic Hand Sanitizer. Sales were $394,753 and $1,464,841 during the three and nine month periods ended March 31, 2010, primarily from the sale of T36® Antiseptic Hand Sanitizer to retail markets through pharmacy chains and to VANOC under the terms of the Sponsorship. After that, sales returned to lower levels. This is primarily due to a lack of consumer interest in hand sanitizers compared to the high level of interest that was sparked by the expected H1N1 flu pandemic that did not meet the expectations of the World Health Organization (“WHO”) for virulence or severity. Sales were also hampered by delayed deliveries from the Company’s contract manufacturers which led to unfilled orders, backorders and reduced revenues. As discussed below, the Company is wanting to resolve the problem of manufacturing delays by purchasing the assets of contract manufacturing company. Expenditures exceeded revenues and resulted in net losses of $262,716 and $923,517 for the three and nine months ended March 31, 2011. Greater losses of $1,716,319 and $2,704,337 observed for the three and nine month periods ended March 31, 2010, were due to higher advertising and promotion costs associated with the Sponsorship and higher wages and benefits that resulted from hiring additional sales, warehousing and maintenance staff to provide for the needs of the 2010 Winter Games. During the nine months ended March 31, 2011, non-cash expenses of $33,422 were recognized from the one year extension of warrants that had been due to expire on September 16, 2010. During nine month period ended March 31, 2011, the vesting of certain stock options resulting in $11,522 in non-cash stock-based compensation being recognized.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

1.3

SELECTED FINANCIAL INFORMATION (continued)

Overview

Over the course of the Company’s operating history, the Company has secured the required government and regulatory approvals to market and sell T36® Disinfectant, Disinfectant Wipes, T36® Antiseptic Hand Sanitizer Gel, Spray and Wipes and T36® Disinfectant Cleaner CONCENTATE in Canada resulting in the sales described in Results of Operations below. To date, all of the Company’s sales have been solely in Canada which, while a developed industrial economy, is not a particularly large market relative to economies such as the United States, China or the European Union (“EU”). The Company has secured a National Drug Code (“NDC”) Labeler Code for hand sanitizer products in the US but has not yet introduced products there. Registration of products in the EU is also being pursued. Although sales in Canada increased significantly during the 2010 fiscal year, much of the increase was due to public concern over the anticipated H1N1 pandemic which created an unusually high level of demand for hand sanitizer products. This led to shortages of raw materials and supplies for hand sanitizers and the withdrawal of certain competitors from the market. As a result of these higher sales, gross margins were approximately 26% for the three and nine month periods ended March 31, 2010. In 2011 fiscal year, gross margins during the three and nine months ended March 31, 2011, declined to 20% and 18%, respectively due to the decrease in sales volume. During times of lower sales, certain fixed costs, such as warehousing, represent a higher proportion of the cost of sales. Because the Company has always been reliant on third party manufacturers, gross profits have always been limited. The Company would likely benefit from controlling its own manufacturing to increase its gross profit.

However, even if the Company becomes operationally profitable from the introduction and sale of new products, the Company plans to continue investing heavily in clinical testing and registration of its therapeutic products in Canada, the EU and the US through Health Canada, the EMA and the FDA, respectively, and in intellectual property protection. This will lead to continuing and unpredictable losses for the foreseeable future that will closely parallel the funds that are invested in these activities.

To accomplish these goals, the Company will need to raise significant amounts of new funding and the expenses associated with these activities will affect the ability of the Company to show a profit until they are completed. Further, the issuance of new shares to fund these activities will lead to the dilution of existing shareholders.

Trend information

Except during the fiscal year ended June 30, 2010 which saw exceptional increases in sales volumes during the quarters ended December 31, 2009 and March 31, 2010 for the reasons explained above, there have been no market or other trends which the Company believes materially affect its business prospects other than small seasonal dips in sales observed during the summer months and over Christmas and into the New Year. However, now that the Company has consumer products available for sale, it is possible that more significant trends may develop. For example, the cold and flu season during the winter may again lead to increased demand for T36® Disinfectant and T36® Antiseptic Hand Sanitizer. The Company’s existing customers and the general public are becoming more aware of disinfectant products but there appears to be some skepticism surrounding the declaration by the WHO that H1N1 was going to become a serious pandemic. Complacence seems to prevail but with the advent of new strains of viruses appearing nearly every year, it is possible that the value of personal hygiene products will become apparent again. Certainly, the continuing spread of antibiotic-resistant bacteria is contributing to this awareness which may lead to increased demand for products similar to those the Company produces. However, when and even if this may occur is unknown so no growth or future growth can be reliably predicted.

1.4

RESULTS OF OPERATIONS

Sales

The Company’s sales during the three and nine month periods ended March 31, 2011 were primarily due to the sale of T36® Disinfectant to first responders, dental and beauty markets. T36® Antiseptic Hand Sanitizer sales were very low for the reasons discussed above, primarily high inventory levels of such products held by the main customers of the Company. The Company recorded sales of $52,272 and $184,235 for the three and nine month periods ended March 31, 2011, respectively, compared to $394,753 and $1,464,841 for the three and nine month periods ended March 31, 2010, respectively. Historically, sales are significantly lower during the quarter ended December 31 of every year due to the Christmas holiday season. The exception was the increase in sales that was observed during this particular quarter in 2009 due to the expected H1N1 pandemic and the publicity created by the Sponsorship.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

1.4

RESULTS OF OPERATIONS (continued)

The decline in sales during the quarters ended December 31, 2010 and March 31, 2011 was amplified by late delivery of products from a manufacturer which led to backorders that are now in the process of being filled. These delays and backorders substantially aggravated the seasonal decline in sales and is the main reason that the Company has entered into an agreement to purchase the assets of Seavan Health and Beauty Partnership (“SHBP”) as announced by the company in a news release dated February 4, 2011. The Company also relies heavily on its current distributors to provide T36® products to customers. During the quarter ended March 31, 2011, no new major competitors appeared in the market nor did any withdraw from the market.

Cost of Sales

Cost of sales includes the direct costs of the inventory sold during the period plus warehousing costs, shipping and handling charges and commissions. For the three and nine month periods ended March 31, 2011, the cost of sales was $41,822, representing 80% and $151,116, representing 82% of total sales, respectively, compared to $292,736, representing 74% and $1,089,857, also representing 74% of total sales, respectively, for the corresponding periods of the 2010 fiscal year.  As discussed above, the cost of sales varies with the costs of raw materials, supplies, warehousing and handling charges, sampling, shipping and commissions. There are certain fixed costs associated with the cost of sales such as warehousing and sampling so that higher sales results in better margins.

Gross Profit

For the three and nine months periods ended March 31, 2011, the Company recorded a gross profit of $10,450 and $33,119, respectively, compared to $102,107 and $374,984 for the three and nine months ended March 31, 2010, respectively. As discussed above, higher sales result in a higher percentage level of gross margins due to the relatively lower proportion of fixed costs included in the cost of sales.

Advertising and Promotion

Advertising and promotion costs for the three and nine month periods ended March 31, 2011 were $50,241 and $162,181, respectively, compared to $1,509,889 and $2,060,536 for the three and nine month periods ended March 31, 2010. The higher amounts observed during the periods ended March 31, 2010 were due to payments to VANOC for the Sponsorship, advertising associated with the Sponsorship and the preparation of new product brochures and other new marketing materials.

Conference

There was no material difference in the costs of attending conferences during the reported periods.

Consulting

Consulting fees include fees paid to third party consultants to carry out ongoing projects including, marketing and product development and product registrations and to executives of the company for their services. The related party transactions are provided in Note 10 of the interim consolidated financial statements. Consulting fees consist of material amounts of non-cash based stock compensation that results from the granting of share options as discussed in Note 8(b) of the accompanying financial statements.

Consulting fees for the three and nine month periods ended March 31, 2011 were $87,028 and $285,547, respectively, compared to $113,116 and $399,376 for the three and nine month periods ended March 31, 2010, respectively. The differences between the two years were primarily due to changes in non-cash based stock compensation resulting from the granting of stock options to consultants and consulting fees paid to third party consultants to carry out ongoing projects primarily involving product registration with Health Canada and the FDA. Included in the consulting fees for the three and nine month periods ended both March 31, 2011 were $81,000 and $243,000, respectively, compared to $81,000 and $269,000 for the three and nine month periods ended March 31, 2010, respectively, paid or due to executives of the Company in remuneration for their services to the Company.  During the quarter ended March 31, 2011, $65,000 remains unpaid to the executives of the Company who are deferring their compensation until additional financing is secured.

Dues and Filing Fees

The dues and filing fees amounted to $5,236 and $28,342 for the three and nine month periods ended March 31, 2011, respectively, compared to $17,239 and $40,848 incurred during the corresponding periods.  Dues and filing fees include payments to Health Canada for product registrations, fees paid directly to the TSX-V and the BC Securities Commission for the filing of stock options, AGM materials and the closing of private placements during the periods reported and fees paid to third parties to prepare and submit these documents to the regulatory bodies.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

1.4

RESULTS OF OPERATIONS (continued)

Investor Relations

The investor relations activities amounted to $19,255 and $68,745 for the three and nine month periods ended March 31, 2011, respectively, compared to $28,448 and $83,509 incurred for the three and nine month periods ended March 31, 2011, respectively.  The differences in investor relations costs were due to non-cash stock based compensation which was higher during the periods ended March 31, 2010. Freeform Communications, Inc. (“Freeform”) was paid a total of amount $18,000 and $52,910 for their services to Company for the three and nine month periods ended March 31, 2011, respectively. For the three and nine months ended March 31, 2010, (“Freeform”) was paid a total of $18,000 and $52,000, respectively. As of March 31, 2011, Freeform had deferred $8,000 of its payments until further financing is secured.

Fees of $1,253 and $4,309 were paid to Marketwire for the three and nine month periods ended March 31, 2011, respectively, compared to $1,513 and $10,745 were paid to Marketwire for the three month and nine month periods ended March 31, 2010  for the dissemination of news releases.

Legal and Accounting Fees

Legal fees incurred in the reported periods consist of advising the Company on general legal matters, preparing AGM materials, attending to the preparation of required documentation to the TSX Venture Exchange and the securities commissions, and assisting the Company with the private placements that have taken place. Accounting fees consisted of the additional cost of the audits. Legal and accounting fees were $2,828 and $16,408 for the three and nine month periods ended March 31, 2011, respectively, compared to $6,403 and $26,440 for the three and nine month periods ended March 31, 2010, respectively. These variations are related to the number of routine matters, such as private placements and option grants that have required the services of the Company’s legal counsel.

Product Registration and Development Costs

Total costs incurred in this category for the three and nine month periods ended March 31, 2011 were $9,549 and $71,730, respectively, compared to $54,410 and $106,576 for the three and nine month periods ended March 31, 2010.   Costs incurred in this category included testing fees paid to independent laboratories to conduct testing of the Company’s products, fees paid to consultants for on-going GMP, QA and other regulatory activities, the registration of T36® products for sale in other countries and fees paid for intellectual property protection. Costs were higher during the periods ended March 31, 2010 due to testing of T36® Antiseptic Hand Sanitizer against infectious organisms, such as MRSA, a Norwalk-like virus and new antibiotic-resistant strains of E. coli and Klebsiella. The Company also obtained registration of hand sanitizer products in the US and continued the development of its patent portfolio.

Wages and Benefits

Wages and benefits for the three and nine month periods ended March 31, 2011 declined to $60,134 and $179,245, respectively, from $75,286 and $330,971 for the three and nine month periods ended March 31, 2010, respectively.   Stock based compensation expenses of $142,061 were recognized during the nine month period ended March 31, 2010. Costs in this category include the wages paid to accounting and administrative assistance and to sales and marketing staff. There were also higher wage costs during the quarter ended March 31, 2010 due to the need for more sales and maintenance staff to service the needs of the 2010 Winter Games.

Loss from Operations

The losses from operations were $262,716 and $923,517 for the three and nine month periods ended March 31, 2011 compared to $1,716,319 and $2,704,337 for the corresponding three and nine month periods ended March 31, 2010, respectively.  Losses for the nine months ended March 31, 2010 were significantly greater due to increases in the amount of funds spent on advertising, promotion and the Sponsorship as discussed above. In the nine months ended March 31, 2011, there was a one-time Warrant Revaluation of $33,422 due to a one-year extension of the expiry date of 6 Million warrants from September 16, 2010 to September 16, 2011.

Management continues to work towards the registration and patenting of therapeutic products. The pursuit of therapeutics products requires the Company to invest continuously in product development, clinical trials, product registrations and intellectual property protection.  As a result, further losses will be anticipated in subsequent years.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

1.4

RESULTS OF OPERATIONS (continued)

Other Income (Loss)

Interest income earned from bank deposits for the nine month period ended March 31, 2011 was zero, compared to $21,787 and $69,565 for the three month and nine month periods ended March 31, 2010, respectively.  The increase during the three and nine month periods ended March 31, 2010 was due to an significant increase in the Company’s cash position upon the closing of various private placements and the exercising of options and warrants by the holders.

Use of Proceeds

The net proceeds received from the closing of recent private placements are being used for working capital and for general and administrative purposes.

1.5

SUMMARY OF QUARTERLY RESULTS

Period Ended	Mar/11	Dec/10	Sep/10	Jun/10	Mar/10	Dec/09	Sep/09	Jun/09	Mar/09
Revenue	$52,272	$49,324	$82,639	-$5,155*	394,753	996,659	73,429	84,038	87,752
Net Loss	262,716	325,359	335,442	3,992,659	1,716,319	337,750	650,268	417,332	219,012
Loss/Share	0.00	0.01	0.01	0.07	0.03	0.01	0.01	0.01	0.00
Total Assets	987,754	1,006,059	1,241,404	1,353,067	1,462,818	3,261,215	2,623,412	1,782,098	1,945,383

* Actual sales for products in the fourth quarter of the 2010 fiscal year were $104,611.  A one time charge against sales of $109,766 was recorded in the quarter ended December 31, 2009 as discussed in the Annual Report dated June 30, 2010.

As discussed above, fundamental changes in the Company occurred during the quarters ended December 31, 2009 and March 31, 2010. There was an increase in sales of T36® Antiseptic Hand Sanitizer to nearly $1 Million to consumer markets during the quarter ended December 31, 2009. This came about as a result of the publicity gained from the VANOC agreement, concerns about the H1N1 pandemic, the recommendations by health authorities that hand sanitizers be used as a preventative measure against H1N1 and a temporary shortage of hand sanitizers in the market. During the quarter ended March 31, 2010, VANOC fulfilled its obligations to purchase products from the Company as part of the Sponsorship. With the exception of the quarters ended December 31, 2009 and March 31, 2010 as noted above, sales had been fairly consistent with small seasonal variations. The decline in sales observed for the quarters ended December 31, 2010 and March 31, 2011 was aggravated by slow deliveries from manufacturers which led to significant backorders. Since the Company recognizes revenues after products are shipped and invoices are sent to customers, a lack of product led to a lack of shipments and invoices and a decline in revenues. This situation is being resolved and the backorders are now being filled.

Operating expenses vary from quarter to quarter depending on the activities taking place such as registering T36® products in major markets, pursuing clinical trials, seeking expert advice on product regulatory issues, re-branding and advertising current and new lines of products, intellectual property protection and seeking registration of ALDA’s securities in the US.  However, the largest proportion of expenses for the 2010 fiscal year were the payments to VANOC to support the Sponsorship. During the quarter ended June 30, 2009, non-cash stock-based compensation expenses of $199,046 were realized. In the quarters ended September 31, 2009, December 31, 2009, March 31, 2010 and June 30, 2010, marketing expenses included payments to VANOC for the Sponsorship. Wage costs were also higher during the last four quarters because new staff were hired to accommodate the demand for T36® products. As described in Section 1.2 “Overall Performance of the Company”, the Company continued to observe net losses as it also continues to invest in therapeutic registrations, intellectual property protection and marketing initiatives. Total assets have varied from a high of $3,261,215 as of December 31, 2009 to $987,754 on March 31, 2011

1.6

LIQUIDITY

Although the Company generates revenues from the sale of its T36® products, sales are mainly occurring in Canada. The Company has also established a plan to introduce products to other markets in the US and the EU and for the development, testing, registration and marketing of therapeutic applications of the T36® formulation. Management has been and continues to evaluate the possibility of acquiring technologies that are complementary to T36® technology and launching similar types of product lines in the near future. The Company will need to undertake further financings in order to carry out these plans. These financings will lead to the dilution of current shareholders of the Company.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

1.7

 CAPITAL RESOURCES

During the quarter March 31, 2011, no warrants or options were exercised and 1,570,000 options with an exercise price of $0.50 per option expired on December 7, 2010.

On September 7, 2010, the Company completed a private placement of 3,275,000 units of the Company at a price of $0.10 per unit for gross proceeds of $327,500.  Each unit consists of one common share of the Company and one share purchase warrant.  Each warrant entitles the holder to acquire one additional common share at a price of $0.20 per share until September 7, 2012 with a forced exercise provision attached to each warrant providing that if, for ten consecutive trading days, the closing price of the listed shares of the Company exceeds $0.40 then the exercise period of the warrants will be reduced to a period of 10 days following such trading days.  Finders’ fees and legal fees in the total amount of $18,137 were charged against share capital in connection with the private placement. Warrants were valued at $86,336.

On January 10, 2011, the Company closed a private placement of two million units at a price of $0.10 per unit for gross proceeds of $200,000. Each unit consists of one common share of ALDA  and one non-transferable share purchase warrant entitling the holder to acquire one additional common share of ALDA at a price of $0.20 per common share until Jan. 10, 2013, subject to a forced exercise provision attached to each warrant commencing on the day following the expiry of any applicable hold period on the underlying common shares, stating that if, for 10 consecutive trading days, the closing price of the listed shares of the company exceeds $0.40 then the exercise period of the warrants will be reduced to a period of 10 days following such trading days. Legal fees of $5,626 were charged against share capital in connection with the private placement. Warrants were valued at $75,260.

As at March 31, 2011, the Company had 63,996,799 outstanding common shares and a total of 6,000,000 outstanding warrants exercisable at an exercise price range of $0.40 before September 16, 2011, 3,275,000 outstanding warrants exercisable at an exercise price of $0.20 before September 7, 2012 and 2,000,000 outstanding warrants exercisable at an exercise price of $0.20 before January 10, 2013. The outstanding stock options on March 31, 2011 were 4,030,000 (4,030,000 options were exercisable) at an exercise price range of $0.20 to $0.80 per option. Upon the exercise of outstanding warrants and exercisable options, the Company would have fully diluted outstanding common shares of 79,301,799.

At the time of this report, the Company does not have sufficient working capital to pursue its development plans. There can be no guarantee that the Company will derive any proceeds from the exercise of outstanding warrants and options. There is no assurance that additional funding will be made available to the Company to fulfill its business objectives. In addition, there can be no assurance that the Company will be able to obtain adequate financing in the future to fulfill its business objectives or that the terms of such financing will be favourable. Many of the Company’s products still require further development, laboratory testing and human testing in order to obtain required regulatory approvals. A lack of funds will impair the ability of the Company to complete such tests. A lack of funds will also impair the Company’s ability to establish marketing and sales plans once the products have been approved for sale. If adequate financing is not available when required, the Company may be required to delay, scale back or eliminate various activities and may be unable to continue in operation. The Company may seek such additional financing through debt or equity offerings, which might alter the capital structure of the Company, but there can be no assurance that such financing will be available on terms acceptable to the Company or at all. Any equity offering will result in dilution to the ownership interests of the Company’s shareholders and may result in dilution to the value of such interests.

1.8

COMMITMENTS AND AGREEMENTS

a)

On October 5, 2010, as a result of the corporate office relocation, the Company entered into a lease agreement to lease office and warehouse premises, with a term of one year plus an option of renewal.  The total minimum lease payment under the agreement is $74,810 payable in 2011.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

1.8

COMMITMENTS AND AGREEMENTS (continued)

b)

The Agreement with He-Yi She Ye Limited (“He-Yi”) allows manufacturing and marketing in China and the right to distribute ALDA’s products in China, subject to ALDA’s approval of each distributorship.

c)

As announced in a news release issued on July 15, 2009, the Company entered into a corporate sponsorship agreement (“the Sponsorship”) with the Vancouver Organizing Committee for the 2010 Olympic and Paralympic Winter Games (“VANOC”). Under the terms of the Sponsorship, the Company has the exclusive rights to be the Official Supplier in the Hand Sanitizer and Disinfectant Cleaning Products category for the 2010 Winter Games and rights to associate with the Canadian Olympic Team competing at the Vancouver 2010 Olympic Winter Games and the London 2012 Olympic Games through to December 31, 2012.

1.9

OFF-BALANCE SHEET ARRANGEMENTS

The Company is not aware of any off-balance sheet transactions requiring disclosure.

1.10

TRANSACTIONS WITH RELATED PARTIES

a)

During the three month period ended March 31, 2011, the Company was invoiced for consulting fees of $81,000 (March 31, 2010: $81,000) to companies controlled by directors of the Company. The Company paid $16,000. The remainder, $65,000 will be paid when sufficient financing becomes available.

b)

During the nine month period ended March 31, 2011, the Company was invoiced for consulting fees of $243,000 (March 31, 2010: $269,000) to companies controlled by directors of the Company. The Company paid $65,000. The remainder, $65,000 will be paid when sufficient financing becomes available.

Effective June 1, 2008, the Company entered into consulting agreements with the management of the Company.

c)

During the three month period ended March 31, 2011, as a result of the corporate office relocation, the Company paid rent of $0 to a company controlled by a director of the Company. During the three month period ended March 31, 2010, the Company paid rent of $ $9,572 to a company controlled by a director of the Company.

During the nine month period ended March 31, 2011, the Company paid rent of $11,419 (March 31, 2010: $28,688) to a company controlled by a director of the Company.

d)

During the nine month period ended March 31, 2011, the Company received a note receivable of $30,000 owing by directors of the Company resulting in a carrying balance of $nil (March 31, 2010: $30,000)

These transactions were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. All related party transactions were in the normal course of business operations.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

1.11

SECOND QUARTER EVENTS AND ACTIVITIES, 2011

On January 10, 2011, the Company closed a private placement of two million units at a price of $0.10 per unit for gross proceeds of $200,000. Each unit consists of one common share of ALDA  and one non-transferable share purchase warrant entitling the holder to acquire one additional common share of ALDA at a price of $0.20 per common share until Jan. 10, 2013, subject to a forced exercise provision attached to each warrant commencing on the day following the expiry of any applicable hold period on the underlying common shares, stating that if, for 10 consecutive trading days, the closing price of the listed shares of the company exceeds 40 cents then the exercise period of the warrants will be reduced to a period of 10 days following such trading days.

On February 4, 2011, the Company signed a non-binding term sheet to purchase substantially all of the assets and undertakings of Seavan Health & Beauty Partnership (“Seavan”), which is operating a manufacturing facility in Vancouver in British Columbia with approvals to sell pharmaceutical, nutritional and personal care products in Canada and the United States. The proposed acquisition provides ALDA with the direct ability to manufacture its own T36® products, to continue the manufacture of Seavan’s own related product lines, which it will retain, and the capacity for future expansion. Pursuant to the term sheet, ALDA will pay $1-million in cash and, subject to applicable securities laws and the policies of the TSX Venture Exchange, issue three million common shares (subject to adjustment based on the average trading price of ALDA’s shares prior to closing).

1.12

PROPOSED TRANSACTIONS

No transactions not previously disclosed are in progress.

1.13

CRITICAL ACCOUNTING ESTIMATES

The preparation of the financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the amounts reported of assets and liabilities, the disclosure of contingent assets and liabilities at the date of financial statements and the amounts of revenues and expenses for the reporting period. The areas of estimation are the stock-based compensation, estimated useful lives of depreciable assets, and intellectual property. The Company believes that the estimates and assumptions upon which it relies are reasonable and are based on information available to the Company at the time that estimates and assumptions are made. Actual results could differ from those estimates.

1.14a

CHANGES IN ACCOUNTING POLICIES

In February 2008, the CICA issued Handbook Section 3064, “Goodwill and Intangible Assets”, effective for interim and annual periods beginning on or after Oct 1, 2008. Section 3064, which replaces Section 3062, “Goodwill and Other Intangible Assets”, and Section 3450, “Research and Development Costs”, establishes standards for the recognition, measurement and disclosure of goodwill and intangible assets. The provisions relating the definition and initial recognition of intangible assets, including internally generated intangible assets, are equivalent to the corresponding provisions of International Financial Reporting Standards (“IFRS”) IAS 38, “Intangible Assets”. This new standard is effective for the Company’s interim and annual financial statements commencing July 1, 2009. The adoption of this standard did not have any impact on the Company’s consolidated financial statements.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

1.14a

CHANGES IN ACCOUNTING POLICIES (continued)

In January 2009, the CICA issued EIC-173, Credit risk and the fair value of financial assets and financial liabilities. The EIC provides guidance on how to take into account credit risk of an entity and counterparty when determining the fair value of financial assets and financial liabilities, including derivative instruments. This EIC applies to interim and annual financial statements related to fiscal years beginning on or after January 1, 2009. Adoption of this EIC did not have any effect on the Company’s consolidated financial statements.

1.14b.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2009, the CICA issued Section 1582, “Business Combinations”, which replaces former guidance on business combinations. Section 1582 establishes principles and requirements of the acquisition method for business combination and related disclosures. The Section applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011 with earlier adoption permitted. The Company is currently evaluating the impact of this standard on its financial statements.

In January 2009, the CICA issued Handbook Section 1601, “Consolidated Financial Statements”, which replaces the existing standard. This Section carries forward existing Canadian guidance for preparing consolidated financial statements other than non-controlling interests. The Section is effective for interim and annual financial statements beginning on January 1, 2011 and earlier adoption is permitted. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements.

In January 2009, the CICA issued Section 1602, “Non-controlling Interests”, which replaces existing guidance. Section 1602 provides guidance on accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination. These standards are effective on or after the beginning of the first annual reporting period on or after January 1, 2011 with earlier adoption permitted. As of September 30, 2010, the Company has no non-controlling interests, and accordingly there is no currently expected impact as a result of the standard.

In June 2009, the CICA amended Handbook Section 3855, "Financial Instruments - Recognition and Measurement”, to clarify the application of the effective interest method after a debt instrument has been impaired. The Section has also been amended to clarify when an embedded prepayment option is separated from its host instrument for accounting purposes. The amendments apply to interim and annual financial statements relating to fiscal years beginning on or after May 1, 2009 for the amendments relating to the effective interest method and January 1, 2011 for the amendment relating to embedded prepayment options. The Company is currently evaluating the impact of the amendments.

In February 2008, the Canadian Accounting Standards Board (“AcSB”) confirmed that the changeover for all Canadian Publicly Accountable Enterprises (“PAEs”) to adopt International Financial Reporting Standards (“IFRS”), replacing Canadian GAAP, will be effective for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011.

The transition date for the Company is July 1, 2011, at which time Canadian GAAP will cease to apply for the Company and will be replaced by IFRS.  The Company’s first set of filing prepared under IFRS will be the unaudited interim financial statements for the quarter ending September 30, 2011, including comparative IFRS financial information for the quarter ending September 30, 2010, an opening balance sheet as at July 1, 2011 and full disclosure of all new IFRS polices. The first annual IFRS financial statements will be for the year ending June 30, 2012 and will include comparative restatement, conversion adjustments and reconciliations for the year ending June 30, 2011.

Although IFRS uses a conceptual framework similar to Canadian GAAP, there are significant differences in recognition, measurement and disclosure.  The management of the Company has developed a project plan for the conversion to IFRS based on the current nature of the operations. The Company has broken down its IFRS transition plan into three phases: (1) Diagnostic and Scoping phase; (2) Planning, Analysis and Design phase, and (3) Implementation and Transition phase.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

1.14b.

RECENT ACCOUNTING PRONOUNCEMENTS (continued)

The Diagnostic and Scoping phase requires the Company to assess the key accounting policies and financial systems that would be impacted by the transition to IFRS.  Each potential impact identified during this phase is ranked to the degree of impact on our financial reporting and the overall complexity of the conversion effort.

The Planning, Analysis and Design phase requires the Company to prepare detailed analysis of the major differences between GAAP and IFRS applicable to the Company, decisions on accounting policy choices where applicable, a review of the information technology systems and determining the impact of the conversion on the business activities and internal control environment.

The Implementation and Transition phase requires the Company to fully execute the necessary changes to the information technology systems, and the internal controls and development of the financial statement presentation and disclosures in accordance with the management’s accounting choices of IFRS.

During the review process, the Company has prepared a component evaluation of its existing financial statement line items, comparing Canadian GAAP to the corresponding IFRS guidelines.  To date, the Company has identified that a number of differences between Canadian GAAP and IFRS that will likely to affect the Company’s financial reporting include, but not limited to, stock-based compensation, property plant and equipment (“PP&E”) and financial statement presentation and disclosure.  The identified differences are not expected to have a material impact on the reported results and its financial position.  Note that as the company advances into the next phase of the evaluation, additional differences may be indentified.

In December 2009, the CICA issued EIC-175, “Multiple Deliverable Revenue Arrangements”, which provides guidance for determining whether an arrangement involving multiple deliverables contains one or more units of accounting. The accounting treatments provided in EIC-175 are effective for the first annual reporting period beginning on or after January 1, 2011. Early adoption is permitted. The Company does not believe that this guidance will have an impact on its financial statements.

1.15

FINANCIAL INSTRUMENTS

The Company’s financial instruments include cash and equivalents, short term investments, accounts receivable, subscriptions receivable, and accounts payable and accrued liabilities. The carrying values of these financial instruments approximate their fair values due to their relatively short periods to maturity.  The Company has made the following classifications:

Cash and equivalents

Held for trading

Short term investments

Held for trading

Accounts receivable

Loans and receivables

Long term prepaid expense

Loans and receivable

Accounts payable and accrued liabilities

Other financial liabilities

Sponsorship liability

Other financial liabilities

The Company’s risk management policies are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls, and to monitor risks and adherence to market conditions and the Company’s activities. The Company has exposure to credit risk, liquidity risk and market risk as a result of its use of financial instruments.

This note presents information about the Company’s exposure to each of the above risks and the Company’s objectives, policies and processes for measuring and managing these risks. Further quantitative disclosures are included throughout these financial statements. The Board of Directors has overall responsibility for the establishment and oversight of the Company’s risk management framework. The Board has implemented and monitors compliance with risk management policies.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

1.15

FINANCIAL INSTRUMENTS (continued)

a)

Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations and arises primarily from the Company’s cash and cash equivalents, trade receivables, and HST input tax credits.

The Company’s cash and equivalents are held through a large Canadian financial institution.  Cash equivalents are composed of financial instruments issued by Canadian banks with high investment-grade ratings.  The Company does not have financial assets that are invested in asset backed commercial paper.

The Company performs ongoing credit evaluations of its trade receivables, but does not require collateral.  The Company establishes an allowance for doubtful accounts based on the credit risk applicable to particular customers and historical data.

The Company monitors the concentration of exposure and where possible, if necessary, takes steps to limit exposures to any one counterparty.  The Company views credit risk on cash deposits, trade receivables, and HST input tax credits as minimal.

b)

Liquidity risk

Liquidity risk is the risk that the Company will incur difficulties meeting its financial obligations as they are due. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions without incurring unacceptable losses or risking harm to the Company’s reputation.  See Note 1 for working capital balances.

The Company monitors its spending plans, repayment obligations and cash resources and takes actions with the objective of ensuring that there is sufficient capital in order to meet short-term business requirements.  To facilitate its expenditure program, the Company raises funds primarily through public equity financing. The Company anticipates it will have adequate liquidity to fund its financial liabilities through future equity contributions.

As at March 31, 2011, the Company’s financial liabilities were comprised of accounts payable and accrued liabilities and the sponsorship liability.  The accounts payable and accrued liabilities have a maturity of less than one year.  The sponsorship liability will be paid off by calendar year end 2012.

c)

Market risk

Market risk for the Company consists of currency risk, and interest rate risk. The objective of market risk management is to manage and control market risk exposures within acceptable limits, while maximizing returns.

i)

Currency risk

Foreign currency exchange rate risk is the risk that the fair value or future cash flows will fluctuate as a result of changes in foreign exchange rates. As all of the Company’s purchases and sales are denominated in Canadian dollars, and has no significant cash balances denominated in foreign currencies, the Company is not exposed to foreign currency exchange risk at this time.

ii)

Interest rate risk

Interest rate risk is the risk that fair values or future cash flows will fluctuate as a result of changes in market interest rates.

In respect of financial assets, the Company’s policy is to invest cash at floating interest rates and cash reserves are to be maintained in cash equivalents in order to maintain liquidity, while achieving a satisfactory return for shareholders.  Fluctuations in interest rates impact marginally on the value of cash and equivalents.

The Company is not exposed to interest rate risk on its short term liabilities, and does not have any long-term liabilities.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

1.15

FINANCIAL INSTRUMENTS (continued)

d)

Determination of Fair Value –

The fair values of financial assets and financial liabilities are determined as follows:

i)

For cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and share  subscription funds received carrying amounts approximate fair value due to their short-term maturity;

ii)

The fair value of notes payable and obligations under capital lease approximate their carrying value as their effective interest rates approximate current market rates;

iii)

The fair value of derivative financial instruments is determined based on fair market valuation methods.

CICA Handbook Section 3862 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

Fair Value at March 31, 2011
	Total	Level 1	Level 2	Level 3
Financial Assets
Cash and Cash Equivalents (Held-for-trading)	$ 17,428	$ 17,428	$ -	$ -
Accounts Receivable (Loans and receivables)	$ 42,539	$ 42,539	$ -	$ -
Long term prepaid expense (Loans and receivables)	$ 237,983	$ -	$ 237,983	$ -
Liabilities
Accounts payables and accrued liabilities (Other financial liabilities)	$ 855,314	$ 855,314	$ -	$ -
Sponsorship liability (Other financial liabilities)	$ 237,983	$ -	$ 237,983	$ -

The three levels of the fair value hierarchy established by Section 3862 are as follows:

Level 1:

Unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities and amounts resulting from direct arms length transactions.

Cash and equivalents, short term investments, accounts receivable, accounts payable and accrued liabilities and share subscription funds received are valued using quoted market prices or from amounts resulting from direct arms length transactions. As a result, these financial assets and liabilities have been included in Level 1 of the fair value hierarchy.

Level 2:

Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full contractual term. Derivatives are included in Level 2 of the fair value hierarchy as they are valued using price models. These models require a variety of inputs, including, but not limited to, contractual terms, market prices, forward price curves, yield curves and credit spreads. Currently the Company has classified sponsorship liability at this level and has recorded it at fair value.

Level 3:

Inputs for the asset or liability are not based on observable market data. Currently the Company has no financial instruments at this level.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

1.16

OTHER MD&A REQUIRMENTS

(a)

Additional Information

Additional information relating to the Company can be found on the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR) database at www.sedar.com.

Additional relevant disclosure, such as expensed research and development costs, general and administration expenses, material costs, whether capitalized, deferred or expensed are disclosed in the accompanying financial statements for the for the nine month period ended March 31, 2011 as allowed in NI 51-102, Section 5.3 (3).

(b)

Disclosure of Outstanding Share Data

The following table summarizes the Company’s outstanding share capital as at:

Security in Number	March 31, 2011	The reporting date May 30, 2011
Each class and series of voting or equity securities for which there are securities outstanding: Common Shares	63,996,799	63,996,799

Each class and series of securities for which there are securities outstanding if the securities are convertible into, or exercisable or exchangeable for, voting or equity securities

Stock Options

Warrants

Convertible Debentures

	4,030,000 11,275,000 -	2,880,000 11,275,000 -
Each class and series of voting or equity securities that are issuable on the conversion, exercise or exchange of outstanding securities above Common Shares Fully diluted	15,305,000 79,301,799	14,155,000 78,151,799

(c)

Disclosure Controls and Procedures

The management of ALDA is responsible for establishing and maintaining disclosure controls and procedures for the Company and has designed such disclosure controls and procedures, or caused them to be designed under ALDA management’s supervision, to provide reasonable assurance that material information relating to the Company, including its consolidated subsidiaries, is made known to ALDA management by others within those entities particularly during the period covered by this MD&A.

ALDA management has evaluated the effectiveness of the Company’s disclosure controls and procedures for the period covered by this MD&A and based on that evaluation, the management has concluded that the disclosure controls and procedures are effective.

ALDA 2011-03-31 Q3 MD&A

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ALDA PHARMACEUTICALS CORP.

MANAGEMENT DISCUSSION AND ANALYSIS (“MD&A”)

FOR THE NINE MONTH PERIOD ENDED MARCH 31, 2011 AND 2010

1.16

OTHER MD&A REQUIRMENTS (continued)

(d)

Internal Control Over Financial Reporting

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting. Management has considered the effectiveness of design of the Company’s internal controls and procedures over financial reporting and has noted weaknesses in internal controls over financial reporting such as a lack of segregation of duties because of limited staff members.

Management intends to initiate steps to remedy the noted shortcomings over the next fiscal year by carrying out a management assessment of the weaknesses with a view to improving areas where weaknesses exist and implementing procedures aimed at minimizing the risk of material error in its financial reporting.

1.17

SUBSEQUENT EVENTS

a)

On April 6, 2011, the Company issued a news release stating that the Canadian Intellectual Property Office has accepted the Company’s patent application that describes the composition, production methods and certain therapeutic uses for the T36® formulation.

b)

On May 2, 2011, 1,150,000 options with an exercise price of $0.80 expired.

c)

On May 3, 2011, the Company established a joint venture agreement with Seavan Health & Beauty Partnership (“Seavan”). Under the terms of the agreement, Seavan will manufacture ALDA’s products and ALDA’s personnel will undertake the marketing and sales of Seavan's products and services in addition to those of the Company.

ALDA 2011-03-31 Q3 MD&A

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